                                                                    Exhibit 10.1

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

           ENGINEERING, PROCUREMENT AND CONSTRUCTION OF A WAVE ENERGY
                                   POWER PLANT

                                       AT

                              "PUNTA DEL PESCADOR"

                                (SANTONA, SPAIN)

CONTENTS

1.  DEFINITIONS............................................................    6

2.  OBJECT.................................................................   13

3.  SCOPE..................................................................   14

4.  DOCUMENTATION..........................................................   14

5.  INDUSTRIAL INTELLECTUAL PROPERTY.......................................   15

6.  INSPECTIONS AND TESTS..................................................   16

7.  ASSEMBLY AND INSTALLATION OF EQUIPMENT.................................   17

8.  COMMISSIONING OF THE PLANT.............................................   18

   8.1   PROTOCOL..........................................................   18

   8.2   COMMISSIONING PERIOD..............................................   18

9.  PROVISIONAL ACCEPTANCE.................................................   19

10. DEFINITIVE ACCEPTANCE..................................................   20

11. MODIFICATIONS OF THE WORKS.............................................   21

12. CALENDAR AND TIME FOR COMPLETION.......................................   22

   12.1  TIME FOR COMPLETION...............................................   22

   12.2  MONTHLY PROGRESS REPORTS..........................................   22

   12.3  MONITORING AND CONTROL MEETINGS...................................   23

13. TEMPORARY SUSPENSION OF WORK...........................................   23

   13.1  SUSPENSION BY THE CLIENT..........................................   23

   13.2  SUSPENSION BY COURT OR ADMINISTRATIVE AUTHORITY...................   24

   13.3  SUSPENSION BY THE CONTRACTOR......................................   24

   13.4  RECOMMENCEMENT OF WORK............................................   24

14. OTHER OBLIGATIONS OF THE CONTRACTOR....................................   25

   14.1  CONTRACTOR'S MANPOWER.............................................   25

   14.2  HEALTH AND SAFETY.................................................   26

   14.3  TRAINING..........................................................   27

   14.4  COMPLIANCE WITH THE LAW...........................................   27

   14.5  ENVIRONMENTAL PROTECTION..........................................   27

   14.6  EQUIPMENT AND MATERIALS...........................................   28

   14.7  REPLACEMENTS PARTS AND CONSUMABLES................................   28

15. REGULATIONS AND OFFICIAL PROVISIONS CONCERNING EQUIPMENT LICENCES AND
    PERMITS................................................................   28

16. INSURANCE

   16.1  CONTRACTOR'S INSURANCE............................................   29

   16.2  INSURANCE DOCUMENTS...............................................   32

17. SUBCONTRACTING.........................................................   32

18. CONTRACT PRICE.........................................................   33

19. TERMS OF PAYMENT AND BILLING...........................................   36

   19.1  SCHEDULE OF MILESTONE.............................................   36

   19.2  COMPLETION OF MILESTONE...........................................   36

   19.3  INVOICING.........................................................   36

20. PERFORMANCE BOND.......................................................   37

21. WARRANTIES.............................................................   38

   21.1  OWNERSHIP GUARANTEE...............................................   38

   21.2  QUALITY GUARANTEE.................................................   39

   21.3  REPAIR AND REPLACEMENT GUARANTEE..................................   39

   21.4  POWER OUTPUT GUARANTEE............................................   40

   21.5  ENERGY PRODUCTION GUARANTEE.......................................   40

   21.6  SPARE PARTS GUARANTEE.............................................   41

   21.7  LIMITATIONS ON GUARANTEES.........................................   41

22. CLIENT'S OBLIGATIONS...................................................   41

   22.1  ACCESS TO THE SITE AND PERMITS....................................   41

   22.2  INFORMATION.......................................................   41

   22.3  OTHER CLIENT OBLIGATIONS..........................................   41

23. LIABILITY..............................................................   42

24. FORCE MAJEURE..........................................................   43

25. CHANGES IN LEGISLATION.................................................   44

26. CLIENT'S AND CONTRACTOR'S REPRESENTATIVES, NOTICES.....................   44

27. ORGANISATION...........................................................   45

28. ASSIGNMENT.............................................................   46

28. TAXES AND EXPENSES.....................................................   46

   28.1. EXPENSES..........................................................   46

   28.2. TAXES.............................................................   46

29. CONFIDENTIALITY........................................................   47

30. TERMINATION OF THE CONTRACT............................................   49

31. DISPUTES...............................................................   50

32. CONTRACTUAL DOCUMENTS AND INTERPRETATION...............................   51

33. LANGUAGES..............................................................   51

ANNEXES

ANNEX I:    SCOPE OF AGREEMENT

ANNEX II:   SCHEDULE OF WORKS / CALENDAR

ANNEX III:  TECHNICAL SPECIFICATIONS OF EQUIPMENT

ANNEX IV:   MONTHLY REPORT - CONTENTS

ANNEX V:    SCHEDULE OF MILESTONE

ANNEX VI:   MODEL OF PROVISIONAL ACCEPTANCE CERTIFICATES

ANNEX VII:  MODEL OF DEFINITIVE ACCEPTANCE CERTIFICATE

ANNEX VIII: PERFORMANCE BOND

ANNEX IX:   TECHNICAL DOCUMENTATION

ANNEX X:    COMMISSIONING PROTOCOL

ANNEX XI:   LIST OF SUBCONTRACTORS

ANNEX XII:  LIST OF AUTHORIZATIONS AND PERMITS WHICH MUST BE OBTAINED BY THE
            CLIENT AND TIMELINE

ANNEX XIII: LOCATION OF THE PLANT

ANNEX XIV:  PREDICTED TECHNICAL PERFORMANCE

Agreement for the Engineering, Procurement and Construction of a Wave Energy Power Plant

Made and entered into in Madrid on July 27, 2006.

                                     BETWEEN

OF THE ONE PART,

IBERDROLA ENERGIAS MARINAS DE CANTABRIA, S.A., with registered offices in Santander, Cantabria, calle Amos de Escalante, number 6, 2 B, represented by Mr. Roberto Legaz Poignon with Spanish Identification Document number 72013299-T and Mr. Rafael de Icaza de La Sota with Spanish Identification Document number 16.035.858-M, in their capacity as Directors, as accredited by means of the deed of incorporation of the company signed on this date before the Notary of Madrid Mr. Miguel Ruiz-Gallardon Garcia de la Rasilla (the "CLIENT").

AND, OF THE OTHE PART,

OCEAN POWER TECHNOLOGIES LIMITED, a company incorporated in England and Wales Company No. 5225532) with its registered office at Warwick Innovation Centre, Gallows Hill, Warwick CV34 6UW, United Kingdom, represented by Mr. Mark Draper, with UK Passport number 029929083, in his capacity as Director of the company (the "CONTRACTOR").

The CLIENT and the CONTRACTOR shall hereinafter be referred to collectively as the "PARTIES", and individually as "PARTY".

                                     WHEREAS

I. Whereas, IBERENOVA, OPT, SODERCAN and IDAE have entered in an agreement dated on July 2nd, 2004 in respect of a power plant harnessing Wave Energy in Cantabria at "Punta del Pescador", near Santona, Spain (the "SANTONA WAVE ENERGY AGREEMENT"). Through this agreement, the parties thereto wanted to assess the facility and the formalities as well as to confirm the viability of the project at the site ("PHASE 1") and set the rules for executing such a project of its viability and profitability were confirmed.

II. Whereas, TOTAL which was interested in participating in the Santona Wave Energy Agreement has joined the Santona Wave Energy Agreement by signing its modification on June 17th, 2005.

III. Whereas, in January 2006 the Parties have agreed that Phase 1 had been completed.

IV. Whereas, Phase 2A of the Santona Wave Energy Project consists of the construction of a pilot plant of an initial power of one (01) 40 kW PB40ES PowerBuoy, its mooring system, the underwater substation and submarine cable both with capacity for energy evacuation of this PowerBuoy(TM) and other nine (9) 150kW PB150 PowerBuoys(TM) and all other ancillary equipment and services required to provide a complete installation of the PowerBuoy(TM) 1 x 40KW PB40ES as defined in Annex I.

V. Whereas, the CLIENT resolved to sign this agreement with the CONTRACTOR, given that the latter declares to have the necessary skill, knowledge and experience for the required works to be executed in Phase 2A.

In virtue of the aforesaid, the Parties hereby execute this agreement for the Engineering, Procurement and Construction of a Wave Energy Power Plant (the "AGREEMENT"), which will be governed by the following,

                                     CLAUSES

1.   DEFINITIONS

1.1 For purposes of this Agreement, the following terms shall have the meaning set forth beside each of them (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

AGREEMENT                           Means this agreement together with all of
                                    its Annexes.

AGREED PRICE                        Means the compensation due by the CLIENT to
                                    the CONTRACTOR for the entire and
                                    satisfactory execution of the Works
                                    determined pursuant to Clause 18 of this
                                    Agreement that shall be paid to the
                                    CONTRACTOR according to the Schedule of

                                    Milestones.

BUSINESS DAY                        Means any day that is not a Saturday, Sunday
                                    or holiday (whether a national, regional or
                                    local holiday) in Madrid and Cantabria.

CALENDAR                            Means the timeline for execution of the
                                    Works contained in Annex II.

CERTIFICATE OF COMPLETION OF        Means the certificate issued by the
COMMISSIONING                       Contractor's Representative which accredits
                                    that the Commissioning Period is finalized
                                    and the Plant is ready for Provisional
                                    Acceptance pursuant to Clause 9 of this
                                    Agreement.

CERTIFICATE OF COMPLETION OF        Means the certificate issued by the
INSTALLATION                        Contractor's Representative which accredits
                                    that the Plant is ready for commissioning.

CLIENT'S REPRESENTATIVE             Means the representative of the Client as
                                    designated in Clause 26 of this agreement.

COMMISSIONING PERIOD                Period commencing upon issue of the
                                    Certificate of Completion of Installation
                                    and finished at the signature of the
                                    Provisional Acceptance Certificate.

CONTRACTOR'S REPRESENTATIVE         Means the person appointed by the CONTRACTOR
                                    in this Agreement under Clause 27.1, who
                                    acts on behalf of the CONTRACTOR.

DAY                                 Means a calendar day.

DEFINITIVE ACCEPTANCE CERTIFICATE   Document to be signed by the Client and the
                                    Contractor after conclusion of Testing
                                    Period in accordance with Clause 10. A draft
                                    of this document is included in Annex VII.

EQUIPMENT                           Means the equipment and/or materials
                                    supplied by the


                                    CONTRACTOR and falling within the scope of this Agreement, as defined in Clause 3 and the related Annexes.

EURIBOR Means the interest rate applicable among the banks published in Brussels for the three months deposits in Euros as it is defined daily in the Telerate screen, page 248, 11:00 morning time (central Europe time), the second banking day previous to the beginning of every period in which the Automatic Paying System is operative in Trans European Real Time TARGET. This rate shall be increased, as the case may be, with any costs, surcharges, taxes, etc, as duly supported by documents, which are referred to in the EURIBOR definition.

FINAL COMMISSIONING PROTOCOL        Means the Commissioning Protocol delivered
                                    by the CONTRACTOR to the CLIENT at least one
                                    month prior to the scheduled date for
                                    commencement of the commissioning.

FORCE MAJEURE                       Means any event or fact as described in
                                    Clause 24 of this Agreement.

IBERENOVA                           Means Iberdrola Energias Renovables II S.A.
                                    Sociedad Unipersonal, a company incorporated
                                    and validly existent under the laws of
                                    Spain; registered with the Madrid Commercial
                                    Registry, at Section 8, Page 285710; Tax
                                    Identification Number (C.I.F.) A-83028035,
                                    with registered office at Madrid, Calle
                                    Tomas Redondo, number 1.

IDAE                                Means Instituto para la Diversificacion y
                                    Ahorro de la Energia, S.A., public entity ascribed to the Ministry of

                                    Industry, Tourism and Commerce through the General Secretary of Energy, with domicile in Madrid, at Calle Madera number 8 and CIF number Q 2820009 E.

INDEPENDENT EXPERT                  Means the qualified specialist appointed by
                                    the School of Industrial Engineers of Madrid
                                    or the Institute of Mechanical Engineers or
                                    Electrical Engineers in London, U.K. upon
                                    request by either Party.

INSURANCE SCHEDULE                  Means the required policies that the
                                    CONTRACTOR must take out and maintain under
                                    this Agreement.

INTELLECTUAL AND INDUSTRIAL         Means all (i) trademarks, trade names,
PROPERTY                            Internet domain names, logos, symbols, all
                                    applications and registrations for the
                                    foregoing, and all goodwill associated
                                    therewith and symbolized thereby; (ii)
                                    patents, utility models, registrations,
                                    invention disclosures and applications
                                    therefore, including divisions,
                                    continuations, continuations-in-part and
                                    including renewals, extensions and reissues
                                    and all inventions and discoveries whether
                                    patentable or not; (iii) published and
                                    unpublished works of authorship, whether
                                    copyrightable or not (including databases
                                    and other compilations of information),
                                    Copyrights therein and thereto, and
                                    registrations and applications therefore,
                                    and all renewals, extensions, restorations
                                    and reversions thereof; and (iv) other
                                    industrial and intellectual property or
                                    proprietary rights; concerning the Plant and
                                    the PowerBuoy(TM) system.

KNOW HOW Means all the information, trade secrets, documents, technical data, technical knowledge, including processes, schematics, business methods, formulae, drawings, prototypes, models, designs, quality control systems, quality standards and
                                    specifications developed or acquired by the CONTRACTOR, presently or in the future, concerning the Plant and the PowerBuoy(TM) system, or its design, construction, commissioning, use, exploitation and assembling.

MAJOR DEFECTS                       Means such defects that could affect the
                                    production of energy by the Plant and/or the
                                    safety of the Plant and/or of the people
                                    working therein.

MILESTONE                           Means the relevant stages of progress of the
                                    Works as described under the Schedule of
                                    Milestones and Calendar.

MINOR DEFECTS                       Means such material defects that are not
                                    Major Defects.

NOTICE OF APPROVAL                  Means the document issued by the Client
                                    under Clause 19.2 (i) of this Agreement.

NOTICE OF COMPLETION                Means the communication sent by the
                                    Contractor to the Client under clause 19.2
                                    (i) which accredits the completion of a
                                    Milestone.

NOTICE OF PENDING WORKS             Means the document issued by the Client
                                    under Clause 19.2(ii) of this Agreement.

OPT                                 Means Ocean Power Technologies, Inc., a
                                    company incorporated and validly existent under the laws of New Jersey, USA; with registered office at 1590 Reed Road, Pennington, NJ, USA.

ORDER FOR CHANGE                    Means the document signed by both the Client
                                    and the Contractor for a given modification
                                    of the Works under clauses 11.1 or 11.2 of
                                    this Agreement.

PARTIES                             Means the Client and the Contractor jointly.

PARTY Means the Client or the Contractor, as the context may require.

PHASE 1                             Means Phase 1 of the Santona Wave Energy
                                    Project as defined in Recital 1 of this
                                    Agreement in which the parties to the
                                    Project have studied and decided about the viability of the Project at the Site.

PHASE 2A                            Means Phase 2A of the Santona Wave Energy
                                    Project as defined in Recital IV of this Agreement, consisting of the design, manufacture, factory tests, dispatch and unloading, ex works delivery, assembly and commissioning of the PowerBuoy(TM) 1 x 40kW
                                    PB40ES, its mooring system, the underwater substation and submarine cable both with capacity for energy evacuation of this PowerBuoy(TM) and other nine (9) 150kW PB150
                                    PowerBuoys(TM) and all other ancillary
                                    equipment and services required to provide a complete installation of the PowerBuoy(TM) 1 x 40kW PB40ES. All as described in Annex 1.

PHASE 2B                            Means Phase 2B of the Santona Wave Energy
                                    Project consisting of the design,
                                    manufacture, factory tests, dispatch and unloading, ex-works delivery, assembly and commissioning of the nine PowerBuoys(TM) 9 x
                                    150kW PB150, their mooring systems,
                                    submarine cables and all other ancillary equipment and services required to provide a complete installation of the PowerBuoys(TM).

PLANT                               Means the wave power pilot plant
                                    PowerBuoy(TM) 1 x 40kW PB40ES, its mooring system as well as the underwater substation and submarine cable (both with capacity for energy evacuation of this PowerBuoy(TM) and other nine (9) 150kW PB150 PowerBuoys(TM).

POWERBUOY(TM)                       Means the Technology owned by the Contractor.

PRELIMINARY COMMISSIONING           Means the Commissioning Protocol attached to
PROTOCOL                            the Agreement as Annex X.

PROVISIONAL ACCEPTANCE              Document to be signed by the Client and the
CERTIFICATE OR PAC                  Contractor to put on record the satisfactory
                                    completion of the Commissioning Protocol,
                                    including all Minor Defects that the
                                    Contractor must remedy within the Testing
                                    Period. A draft of this Document is included
                                    in Annex VI.

SANTONA WAVE ENERGY AGREEMENT       Means the agreement signed on July 2, 2004
                                    by OPT, IBERENOVA, SODERCAN, and IDAE, and
                                    modified on June 17, 2005 to include TOTAL
                                    as a party.

SANTONA WAVE ENERGY PROJECT OR      Means the pilot project consisting of a
SWEP                                power plant harnessing wave energy with an
                                    initial installed capacity of 1.39 MW on the
                                    north coast of Spain based on the
                                    Technology.

SCHEDULE OF MILESTONES              Means the schedule describing the progress
                                    of the Works and the timeline for payment of
                                    the Agreed Price contained in Annex V.

SITE                                Means the place where the Plant will be
                                    installed located at the coast opposite the "Punta del Pescador" lighthouse in Santona, in the Cantabrian region in Spain, as specified in Annex XIII.

SODERCAN Means Sociedad para el Desarrollo Regional de Cantabria, S.A., a company incorporated and validly existent under the laws of Spain by virtue of its incorporation deed granted on December 15, 1984 before the Notary of Santander, Mr.
                                    Jose Antonio Olascoega, with number 1271 of his public protocol; registered with the Cantabria Commercial Registry, at Volume
                                    296, Book 101, Sheet 60 and Page S-1751; Tax
                                    Identification Number (C.I.F) A-3904457, with registered office at Santander, Avenida de Los Infantes, 32, "Quinta Labat".

SPV Means the public limited company created by IBERENOVA, IDAE, OPT, SODERCAN and TOTAL for the construction and operation of the Santona Wave Project as agreed under the Santona Wave Energy Agreement.

SUBCONTRACTORS                      All firms or individuals contracted by the
                                    CONTRACTOR to do part of the Works
                                    contemplated in this Agreement.

TAXES                               Means any taxes, rates, special levies
                                    ("contribuciones especiales"), charges
                                    ("exacciones parafiscales") or any other encumbrance of tax nature, required by any administrative authority, including surcharges, interests and penalties.

TECHNICAL DOCUMENTATION             Means the documents, workshop plans,
                                    calculations and sketches listed in Annex IX
                                    of this Agreement.

TECHNOLOGY                          Means the technology for electricity
                                    generation harnessing the energy produced by
                                    the waves called PowerBuoy(TM) system owned
                                    by the CONTRACTOR. In particular, it means
                                    all the Know How and Intellectual and
                                    Industrial Property related to the
                                    PowerBuoy(TM) system, including the moorings
                                    and the

                                    underwater substation.

TESTING PERIOD                      Means Six months including three months
                                    between October and March (inclusive), plus
                                    any extensions made hereunder. Period
                                    commencing upon signature of the Provisional
                                    Acceptance and finishing at the signature of
                                    the Definitive Acceptance Certificate.

TIME FOR COMPLETION                 Means the period of time for the
                                    Contractors' completing the assembly,
                                    installation and commissioning of the Plant
                                    according to this Agreement.

TOTAL                               Means Total Eolica S.A., a company
                                    incorporated and validly existent under the laws of Spain; registered with the La Coruna
                                    Commercial Registry, at Section 8, Page
                                    25547; Tax Identification Number (C.I.F)
                                    A-15745706, with registered office at
                                    Avenida Fernando de Casas Novoa, number 37, planta B, 3 degrees A.

WORKS Means all actions, work and services for the supply, construction and commissioning of the Plant described in Clause 3 of this Agreement.

1.2  Other terms may be defined in other clauses of this Agreement.

2.   OBJECT

2.1 The object of this Agreement is the supply, construction and commissioning of the Plant, including the design, manufacture, factory tests, transport, dispatch and unloading, ex works delivery, civil works, assembly and commissioning and all other ancillary equipment and services required to provide a complete installation of the Plant, all as included in Phase 2A of the Santona Wave Energy Project and detailed in Annex I.

2.2 The CONTRACTOR undertakes to apply all reasonable efforts to complete the supply, construction and commissioning of the Plant within the Time for Completion as may be adjusted according to the terms of this Agreement and the Calendar contained in Annex II.

2.3 The design of the equipment included in Phase 2A that will be used for Phase 2B will endeavour to comply also with technical requirements of Phase 2B equipment.

2.4 The CONTRACTOR shall be responsible for transport of the Equipment to the Site and all related expenses, insurance and duties shall be for the account of the CONTRACTOR.

2.5 The Equipment supplied hereunder shall generally comply with the requirements set forth in Annex III.

2.6 In general, the Works shall be performed in accordance with the rules of good practice, with the utmost diligence, care and professionalism.

3.   SCOPE

3.1 The CONTRACTOR shall perform the Works and shall deliver the Equipment according to the Technical Documentation detailed in Annex IX.

3.2 The Parties expressly declare that this is an Turnkey Contract, which means that the CONTRACTOR will carry out all and any actions or services that may be necessary (although not expressly mentioned in the Agreement) for completion of the Works to meet the terms of stipulated herein and those attached in Annex II, and all applicable standards, regulations and codes, shall be deemed included within the scope of this Agreement, even though they may not have been expressly mentioned in this Agreement or Annexes hereto. Anything without which the Plant would not be in adequate condition for normal operation shall be deemed necessary.

3.3  The terminal points of the Plant are the following:

     - Submarine cable: submarine cable at the entrance of the onshore substation or cable vault if required. Such onshore substation and/or cable vault to be supplied by the CLIENT, and no more than approximately [**] meters from high water level at the beach.

     - SCADA System: up to and including the control panel, PLCs and monitor within the onshore substation.

4. DOCUMENTATION

4.1 The CONTRACTOR shall deliver to the CLIENT the Technical Documentation listed in Annex IX, within the times and on the terms stipulated therein and according to this Clause.

4.2 Upon signing the Provisional Acceptance Certificate, the CONTRACTOR shall hand over the "as built" documents of the Equipment in accordance with Annex IX, and any other documentation as may be agreed between the Parties, all the documents generated during commissioning, including any modifications based on reasonable written comments made by the CLIENT and agreed by the CONTRACTOR on the Provisional Acceptance.

4.3 The CONTRACTOR shall keep at the disposal of the CLIENT a full set of the Technical Documentation by number, title, version and date of issue and all other documents required from the CONTRACTOR under this Agreement.

4.4 The CONTRACTOR shall bear all expenses related to the preparation of the Technical Documentation.

4.5 For the purposes of Clause 4.1 above, the CONTRACTOR shall deliver to the CLIENT a total of three (3) copies and a set on magnetic data carrier of the Technical Documentation, which shall be in Spanish or English. All technical translations shall be done by professional translators.

4.6 The CLIENT shall formally provide its approval or any reasonable comments to the Technical Documentation within [**] days of receiving the documents. If the CLIENT fails to respond without a reasonable justification within this period it shall be responsible for any damages or delays arising therefrom for the CONTRACTOR, who shall pursue with the Works that do not require such approval. The time limit for introducing any modifications in response to formal comments that may arise shall be agreed between the Parties, but may under no circumstances be more than a further [**] days. Approval, the insertion of modifications or lack of response shall not exempt the CONTRACTOR from its further obligations and liabilities under this Agreement.

5. INDUSTRIAL INTELLECTUAL PROPERTY

5.1 The CONTRACTOR grants to the CLIENT, who accepts, free of charge, a non-exclusive and irrevocable license to use the Technology for (a) the construction and commissioning of the Plant by the CONTRACTOR; and (b) the future use and exploitation of the Plant subject to the terms of this Agreement. The CLIENT shall only use the Technology in connection with the Plant.

5.2 The CLIENT acknowledges and agrees that any and all rights to the Technology, whether copyrightable or patentable or not, are the exclusive property of the CONTRACTOR, or the CONTRACTOR has the right to use it and grant licenses, and this Agreement creates on the CLIENT no right on such Technology other than the license granted by this Agreement, and subject to the terms and restrictions contained hereunder.

5.3 The CONTRACTOR holds all Intellectual and Industrial Property over its own Technology.

5.4 The CLIENT, by virtue of this Agreement shall not acquire any rights over the trade marks, "know-how", business secrets, trade names, information, documentation or any other Intellectual and Industrial Property used or developed by the CONTRACTOR in relation to the Technology.

5.5 The CLIENT hereby assigns and agrees to assign to the CONTRACTOR entire right, title and interest in and to all inventions, improvements or discoveries (whether or not patentable) made, conceived or first reduced to practice by the CLIENT based on the Technology.

5.6 The owner of all Intellectual and Industrial Property and Know How over the Technology is and shall forever be the CONTRACTOR.

5.7 The CLIENT agrees to promptly disclose the inventions, improvements and discoveries specified hereinabove to the CONTRACTOR, and will assist in reasonable manner to obtain for the CONTRACTOR's own benefit patents thereon at the expense of CONTRACTOR. The CLIENT further agrees that the obligations and undertakings stated in this paragraph shall continue beyond the termination for any reason of this Agreement but if the CLIENT is called upon to render such assistance after such termination, then it shall be entitled to a fair and reasonable fee in addition to reimbursement of any expenses incurred at the request of the CONTRACTOR.

6. INSPECTIONS AND TESTS

6.1 The CONTRACTOR shall allow the CLIENT to make such inspections, checks, tests and reports as the Client may consider necessary, during the manufacturing, assembly and testing phases, at the factories and workshops of both the Contractor and its suppliers and/or Subcontractors.

6.2 The CONTRACTOR will inform the CLIENT in writing with a prior notice of at least [**] Business Days, of the dates and places for inspections and tests and, particularly, of those that the CLIENT specifically requested.

6.3 The CLIENT must inform the CONTRACTOR at least [**] Business Days in advance of whether it will attend the inspections and tests. If the CLIENT is unable to attend, the Contractor will either proceed in his absence, or make reasonable effort to reschedule the test, in which case the CONTRACTOR may adjust the Calendar accordingly.

6.4 The CLIENT may establish minimum inspection requirements to check that the Equipment and/or Works conform to the applicable specifications to be agreed with the CONTRACTOR. Should the CLIENT confirm and the CONTRACTOR agree, during any inspection or test that the specifications or standards have not been met, the CLIENT may freely reject the Equipment and/or Work in question at no additional charge or expense and this shall not be deemed tantamount to acceptance by the CLIENT of any delay in the Time for Completion or alteration of the Agreed Price.

6.5 The inspections or tests by the CLIENT shall not release the CONTRACTOR from any of its obligations or liabilities under this Agreement nor shall they be deemed equivalent to acceptance of the Equipment thereof.

6.6 If any fault or defect is discovered during testing and/or inspection as contemplated in Clause 6.4, the CONTRACTOR shall be responsible for correcting the fault or defect prior to PAC.

6.7 The CONTRACTOR shall confirm that the manufacturers of the Equipment comply with all the requirements of the Agreement and conform to good practices in design, engineering and manufacture.

7. ASSEMBLY AND INSTALLATION OF EQUIPMENT

7.1 Upon signature of this Agreement, the CONTRACTOR shall start each item of the Works according to the Calendar without the need for instruction from the CLIENT, except as outlined in Clause 7.2.

7.2 The Plant shall be installed at the Site once the CLIENT has given its written confirmation that the required permits and consents for installation have been obtained.

7.3 The CLIENT and the CONTRACTOR shall jointly inspect the Equipment immediately after its arrival to the dock at [**] or other reasonable place and issue a certificate signed by both, specifying the apparent condition of the Equipment and any actions that may be necessary to repair or replace forthwith any part damaged or lost during transport that may be detected during such inspection.

7.4 Inspections by the CLIENT shall not release the CONTRACTOR from any of its obligations and liabilities hereunder nor shall they imply acceptance of the Plant.

7.5 As soon as the CONTRACTOR considers the assembly and installation of the Plant complete, according to the terms of this Agreement, it shall issue a Certificate of Completion of Installation indicating that the Plant is ready for Commissioning.

8.   COMMISSIONING OF THE PLANT

8.1  PROTOCOL

During the commissioning of the Plant, the CLIENT shall appoint an overseer, who shall check the correct application of the Commissioning Protocols. The CONTRACTOR shall deliver the Final Commissioning Protocol to the CLIENT that must contain at least the tests detailed in Annex X, at least [**] prior to the scheduled date of commencement commissioning.

The CLIENT may request the CONTRACTOR [**], as may be [**] and [**]. Any [**] that the CLIENT asks the CONTRACTOR [**].

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In Annex X is included a preliminary Commissioning Protocol.

Each of the actions included in the Commissioning Protocol carried out during commissioning shall be recorded in the protocol or corresponding procedure, dated and signed by the person effecting the action and the person responsible for commissioning.

If any fault, failure or Major Defects, as defined in this Agreement are detected in any of the Equipment, the CONTRACTOR shall be obliged to remedy the problem during the Commissioning Period.

8.2  COMMISSIONING PERIOD

The proper functioning of the Plant shall be checked during this Commissioning Period according to the Final Commissioning Protocol.

For finalising the Commissioning Period is required that the Plant will be in operation for [**] producing energy measured at the electrical output from the PowerBuoy.

Once the Commissioning Period is finalised the CONTRACTOR shall issue a Certificate of Completion of Commissioning and shall notify the CLIENT indicating that the Plant is ready for Provisional Acceptance.

9. PROVISIONAL ACCEPTANCE

9.1 Upon termination of the Commissioning Period, the CONTRACTOR shall notify the CLIENT in writing, indicating:

          a) A date proposed by the CONTRACTOR for a joint visit with the CLIENT. The proposed date shall be at least [**] Business Days after the date of notification. If the proposed date is not convenient for the CLIENT, it may be postponed to a later date no more than [**] Business Days after the latest date indicated in the initial proposal.

          b) The confirmation that the Commissioning Period has finalised satisfactorily.

          c) The confirmation of delivery of all Technical Documentation under Clause 4.

9.2 The Equipment, temporary installations and materials left over from the Works shall be removed by the CONTRACTOR after completing assembly, leaving the Site totally free and clear, as a prerequisite for signing of the corresponding PAC of the Plant.

9.3 During the joint visit, the Parties shall inspect the state of the Equipment and complete a check list, indicating any defects and/or irregularities detected and any pending Works. The CONTRACTOR shall remedy within the following [**] weeks at least those [**], after which the CLIENT and the CONTRACTOR shall proceed to do a new visit and complete a new check list with the [**] so the CLIENT could sign the PAC of the Plant and attach to it the list of pending matters.

9.4 If the Parties do not reach an agreement as to the existence and/or remedy of [**] and consequent obligation of issue of the PAC, any of them may entrust their divergence to an Independent Expert, who will decide on [**] days from its engagement and whose decision shall be final and binding for both Parties.

9.5 The Independent Expert will not be required and the PAC should be issued, if the competent authority from the industry regional department of Cantabria issues the definite start-up certificate to operate the Plant (acta de puesta en marcha definitiva).

9.6 The [**] of the Equipment shall be listed as [**] within the times agreed upon signing the PAC. If the [**] within the agreed times, the CLIENT may [**] itself or commission a third party to do so, for the [**] and without releasing the latter from its responsibilities.

9.7 If, for reasons beyond the control of the CONTRACTOR, it is not possible to effect the commissioning of the Plant, the Parties shall agree on how to proceed to obtain the PAC without jeopardizing the interests of the CLIENT. In any case, provided it is signed, the PAC would contain the corresponding reservations and the CONTRACTOR would undertake to do whatever has been established for the Commissioning Period as soon as the impeding obstacles have disappeared. This document shall indicate the effective date of beginning of the Testing Period for the purposes of the Definitive Acceptance of the Plant.

9.8 Upon signing the Provisional Acceptance Certificate ownership of the Plant and the Equipment object of this Agreement shall be transferred to the CLIENT. The

     CONTRACTOR shall bear the risks of loss of or damage to the Plant and the Equipment up to the effective transfer of ownership, without prejudice to the other guarantees and liabilities of the CONTRACTOR hereunder. The Contractor will be responsible for the care and preservation of the Plant until its Provisional Acceptance.

10. DEFINITIVE ACCEPTANCE

10.1. Definitive Acceptance for the Plant shall be issued after the end of the Testing Period, provided that the pending [**] indicated in the PAC and any others detected during the Testing Period have been remedied and provided that the CONTRACTOR delivers the information required under Clauses 21.4 and 21.5 to confirm the fulfillment of the guaranteed values included therein.

10.2. If the Parties do not reach an agreement as to the fulfillment of the above criteria and consequent obligation of issue of the DAC, any of them may entrust their divergence to an Independent Expert, who will decide on [**] days from its engagement and whose decision shall be final and binding for both Parties.

10.3. The CONTRACTOR shall deliver to the CLIENT an updated version of Annex XIV based on real data collected during the Testing Period. The CONTRACTOR shall deliver such information within [**] days following the Definitive Acceptance for the Plant.

11. MODIFICATIONS OF THE WORKS

11.1. MODIFICATIONS AT THE CLIENT'S REQUEST

11.1.1. The CLIENT may request the CONTRACTOR to undertake any type of changes or modifications of the Works subject to this clause.

11.1.2. Within the period of [**] Business Days of the reception of the CLIENT's request, the CONTRACTOR should prepare and provide the CLIENT with the following information:

     a) A description of the necessary tasks in order to undertake the requested modifications;

     b)   The time period for its execution;

     c) The impact of these modifications, where appropriate, on the Calendar and the completion of the Milestone(s);

     d) The consequent adjustment to the Agreed Price that will be required, if any.

11.1.3. Once both Parties agree in writing on all the above items, they will formalize the corresponding Order for Change that will be executed by the CONTRACTOR according to its terms.

11.1.4. When the CLIENT asks the CONTRACTOR for a change or modification of the Works and if the Parties do not reach an agreement as to any of the items of the Order for Change, any of them may entrust their divergence to an Independent Expert, who will decide on [**] days from its engagement and whose decision shall be final and binding for both Parties.

11.1.5. For the avoidance of doubt the Parties hereby acknowledge and accept that the changes or modifications to the Works shall not imply a reduction of more than [**]% of the scope of the Works as detained in Annex I.

11.2. MODIFICATIONS AT THE CONTRACTOR'S REQUEST

11.2.1. The CONTRACTOR may request the CLIENT to undertake any type of changes or modifications of the Works subject to this clause.

11.2.2. For such purposes, the CONTRACTOR will send the CLIENT a change proposal that will contain the items described in clause 11.1.2 a) to d) as well as an explanation of the need or convenience of the requested modification.

11.2.3. Once both Parties agree in writing on all the above items, they will formalize the corresponding Order for Change that will be executed by the CONTRACTOR according to its terms.

11.2.4. Should the change or modification requested not be approved by the CLIENT, the Works will be executed as initially forseen according to this Agreement. The lack of written agreement in a [**] days term will be considered as a rejection of the modification requested by the CONTRACTOR.

12. CALENDAR AND TIME FOR COMPLETION

12.1 TIME FOR COMPLETION

The CONTRACTOR estimates that the assembly, installation and commissioning of the Plant shall be completed within the Time for Completion according to the Calendar.

Any changes to the Calendar that affect the Time for Completion must be approved in writing by both the CONTRACTOR and the CLIENT, except as otherwise provided under this Agreement.

The Parties accept and agreed that the Time for Completion is an estimation prepared on the assumption that each Milestone will be performed at a given date and time of the year, and that any delays in the performance of Works, Force Majeure, obtaining of licences or supply of Equipment shall have an impact on the following stages of the Calendar and on the whole Time for Completion which may be more proportional to referred delay.

12.2 MONTHLY PROGRESS REPORTS

The CONTRACTOR shall submit monthly progress reports covering all aspects of the Works. The scope of this report is described in Annex IV hereto.

12.3 MONITORING AND CONTROL MEETINGS

The CONTRACTOR's Representative shall hold weekly meetings with the CLIENT's Representative (or the engineer appointed by the CLIENT to oversee the Works done by the CONTRACTOR) to monitor and control the progress of the Works. These meetings may be attended by the representatives of other suppliers or Subcontractors. The CLIENT's Representative may attend accompanied by a specialist, acting as the CLIENT's advisor. The CONTRACTOR's and CLIENT's Representatives may agree that such weekly meetings may be held by telephone.

13. TEMPORARY SUSPENSION OF WORK

13.1 SUSPENSION BY THE CLIENT

The CLIENT may [**] order the CONTRACTOR to suspend all or part of the Works. Any such orders shall be made in writing, indicating the part of the Works that is to be suspended, the effective date of suspension and the expected date for resuming Works. If the CLIENT orders the suspension of the Works on the grounds of non-fulfillment by the CONTRACTOR of its obligations under this Agreement, the latter shall not be entitled to any increase in the Agreed

Price, nor shall the Time for Completion be increased, and the CLIENT shall be entitled to financial compensation for the expenses incurred as a result of this situation, subject to documentary evidence of those expenses and the CLIENT shall be obliged to act diligently in order to mimimise such costs. If the CLIENT order suspension of the Works without it being due to non-fulfillment by the CONTRACTOR of its obligations under this Agreement, the CLIENT shall reimburse the CONTRACTOR for any expenses incurred as a result of the suspension, subject to documentary evidence thereof, and the CONTRACTOR shall be obliged to act diligently in order to mimimise such costs and the Time for Completion shall be extended in accordance with the duration of the suspension.

If the suspension required by the CLIENT lasts for more than four months, the CONTRACTOR may request the CLIENT's permission to proceed. Such request is made by written notice. If the permission is not granted within thirty (30) days, the CONTRACTOR may by further written notice to the CLIENT terminate the Agreement.

13.2 SUSPENSION BY COURT OR ADMINISTRATIVE AUTHORITY

In the event of suspension, halting or total or partial cessation of the Work on the Plant ordered by any judicial or administrative authority, or by either of the Parties following instructions from any judicial or administrative authority, the consequences of the delay, in financial terms and in the Calendar and the Time for Completion, shall be borne by the Party responsible for the obligation whose non-fulfillment or incorrect fulfillment gave rise to the court or administrative action. If this suspension, halting or cessation is not founded on the actions or omissions of either Party, the Completion Period shall be extended by a period of time equal to the duration of the situation or such longer time as may be reasonable in the circumstances and the Parties shall agree on a fair solution regarding the effects on the contractual obligations of each Party during the suspension. The CONTRACTOR undertakes to act diligently to protect and maintain the Works if it has commenced, to avoid any loss or damage.

If the suspension ordered by any court or administrative authority is founded on actions for which both Parties are responsible, the costs incurred thereby shall be borne by both Parties in equal proportions.

If the suspension ordered by any judicial or administrative authority, or by either of the Parties following instruction from any judicial or administrative authority, is prolonged for more than 4 months either Party may terminate this Agreement.

13.3 SUSPENSION BY THE CONTRACTOR

The CONTRACTOR may totally or partially suspend the Works when the CLIENT is in delay of its payment obligations under this Agreement and does not cure such delay within the thirty (30) days following written demand from the CONTRACTOR for such purpose. The CONTRACTOR undertakes to act diligently to protect and maintain the Works if it has commenced, to avoid any loss or damage.

If any given suspension lasts for more than 60 (sixty) days, the CONTRACTOR may terminate this Agreement by written notice to the CLIENT.

13.4 RECOMMENCEMENT OF WORK

When the CONTRACTOR receives instructions to resume the Works on the Plant after any suspension contemplated in the preceding paragraphs, the CONTRACTOR shall examine the Work affected by the suspension, remedying any defect or loss produced during the suspension and informing the CLIENT thereof upon recommencement of the Works. The costs that the CONTRACTOR incurs from examining and remedying the Works will be added to the Agreed Price save if suspension was due to non fulfillment by the CONTRACTOR or if the suspension is ordered by court or administrative authority and the CONTRACTOR is deemed responsible for this suspension.

14. OTHER OBLIGATIONS OF THE CONTRACTOR

14.1 CONTRACTOR'S MANPOWER

The Contractor should employ necessary, sufficient and suitable personnel for the execution of the Works, and will be liable for the performance of such personnel with regard to the work. Any personnel hired by the Contractor and, where appropriate, by its Subcontractors, should have sufficient qualifications, preparation and experience for the execution of the Works object of this Agreement. The Contractor will be in charge of hiring all labour and their payment.

There shall be no employment relationship whatsoever between the CONTRACTOR's employees and the CLIENT. The CLIENT shall not be liable, not even collaterally, for the employer's obligations of the CONTRACTOR, which shall be solely answerable to any public authority, courts and its employees.

Consequently, the CONTRACTOR shall be exclusively liable for all the legal requirements concerning these employees. In particular, all and any contributions payable for its employees in strict compliance of the applicable laws and regulations in Spain, compensation for accidents and other charges established in the prevailing labour laws shall be payable by the CONTRACTOR.

The CONTRACTOR undertakes to prove, on the simple request by the CLIENT that it complies strictly at all times with the prevailing labour and social security laws and regulations.

The CONTRACTOR shall be obliged to provide, for its own account, all the means, tools and instruments required for the Works.

The CONTRACTOR's Representative shall be responsible for the discipline, organization, management, oversight and control of the CONTRACTOR's employees, as well as for the oversight of the suppliers and Subcontractors and shall see that the Works are done in adequate technical and safety conditions, informing the CLIENT's representative of any irregularities or incidents that may occur.

14.2 HEALTH AND SAFETY

The CONTRACTOR shall comply with all prevailing administrative provisions regarding health and safety during performance of the Works. The CONTRACTOR shall see that its employees heed the prevailing legal provisions on health and safety at work. The CONTRACTOR shall be exclusively liable for any fines or other penalties that may be imposed for infringement of health and safety legal provisions affecting the Works.

The expenses relating to the foregoing (fees, insurance and third-party liability) shall be for the account of the CONTRACTOR, except those relating to consultants, which shall be payable by the CLIENT.

If the CONTRACTOR is forced to replace any of the persons with legal functions on this matter, it shall give the CLIENT prior notice, indicating the reasons for such replacement, the curriculum of the proposed substitute and legal authorization to perform the corresponding duties, and the CLIENT shall authorize such substitution, if appropriate, within no more than [**] days.

The Agreed Price set herein shall under no circumstances be raised by virtue of the equipment, ancillary means, materials and working hours of the employees of the CONTRACTOR or its Subcontractors, as the case may be, needed to secure strict fulfillment of the Health and Safety Plan.

The CONTRACTOR shall send the CLIENT a copy of the health and safety plan for installation of the Equipment and provide to the CLIENT the information on the compliance with the labour risks prevention, in particular on who will perform the legal functions on labour risks prevention and health and safety, [**] before commencement of the installation of the Equipment.

The CLIENT may at any time carry out the inspections that it considers necessary in order to check that the CONTRACTOR is complying with health and safety requirements. The CLIENT will also have the ability to request the CONTRACTOR to stop the Works if they are being carried out in dangerous and unhealthy conditions that are in violation of the laws and regulations in force until such problems are resolved.

The CONTRACTOR assumes full and total responsibility for the safety and health of its workers and of the Subcontractors it may engage.

The CONTRACTOR shall maintain, at its own expense, all marking lights, fences and safety measures considered necessary at the Site.

14.3 TRAINING

The CONTRACTOR shall provide the option to the CLIENT of adequate training in the operation of the Equipment, for up to [**] people named by the CLIENT, at a total cost of EUR. (E[**]) in addition to the Agreed Price. These people shall have to sign a confidentiality commitment in similar terms to the ones contained in Clause 29 as condition to receiving any such training. The training programme, dates and place shall be agreed with the CLIENT.

14.4 COMPLIANCE WITH THE LAW

The CONTRACTOR shall comply with and require all persons, firms or companies directly or indirectly employed or contracted by the CONTRACTOR for the Works to comply with and strictly abide by the laws applicable to the execution of the Works.

In pursuance of the Tax Act, no. 58/2003 of 17 December, s. 43.1.f), the CONTRACTOR undertakes to provide the CLIENT with a specific certificate indicating that it is up to date with the payment of its tax obligations, issued in the terms and in accordance with the requirements stipulated therein and in the corresponding statutory instruments.

14.5 ENVIRONMENTAL PROTECTION

The CONTRACTOR shall be responsible throughout the Works for continuous cleaning of the roads, platforms and surrounding area of the Plant and the periodical removal of any debris left over from installation of the Equipment.

The CONTRACTOR shall comply with the Environmental Impact Declaration or equivalent assessment issued by Spanish authorities, if applicable, as well as with the Environmental Supervision Plan ("Plan de Vigilancia Ambiental") throughout the duration of the Works. The CONTRACTOR shall be responsible for paying any fines that may be levied by the competent authorities when breaching obligations in this regard. The CONTRACTOR shall be liable towards the CLIENT for all damages caused to the environment by the CONTRACTOR and/or its Subcontractors during the performance of the Works. It shall also be liable for removing from the Site all toxic and hazard substances and waste generated by the CONTRACTOR and its Subcontractors during the Works.

14.6 EQUIPMENT AND MATERIALS

The CONTRACTOR shall provide all the Equipment necessary to complete the Works as described in Annex 1. All the Equipment shall, when brought on to the Site, be exclusively used for the execution of the Works.

The CONTRACTOR shall be responsible for the care and security of the Equipment until the transfer of ownership according to Clause 9.8.

All Equipments to be used in the Works shall be of the respective character, quality or kind, and in any event shall be merchantable, new and of first class being consistent with good utility practice. In addition, all such Equipments shall be free from defects for their intended purposes.

14.7 REPLACEMENTS PARTS AND CONSUMABLES

The Contractor shall provide all parts, consumables, equipment and tools which are necessary for the commissioning of the Plant during the Commencement Period.

15. REGULATIONS AND OFFICIAL PROVISIONS CONCERNING EQUIPMENT, LICENCES AND PERMITS.

15.1 The Equipment shall conform to the Regulations and Official Provisions in force when commissioning of the Plant is completed, including the design, building, mounting and installation of said Equipment, although the Agreed Price shall be adjusted to take account of any changes in legislation becoming effective between the date of signature of this Agreement and the date of completion of such commissioning.

15.2 On request by the CLIENT, the CONTRACTOR shall send the appropriate documents and certificates indicating conformity of the Equipment with such regulations and official provisions.

15.3 The CONTRACTOR shall provide such information as may be necessary for the CLIENT to prepare the required documents to obtain licences, permissions and authorizations required to build and operate the Plant, which shall be applied for by the CLIENT. The CLIENT shall file in the necessary applications in a well-ordered and diligent manner, without incurring unreasonable delays.

15.4 The CLIENT shall obtain and pay the costs, including all guarantees and bonds that may be required for, of all permissions, licences, registrations at public registries required from any local, regional and/or State authority for installation and operation on the Site of the Plant.

15.5 All guarantees and bonds required by those public authorities or any other official body in connection with the industrial plan of the CONTRACTOR shall be for the account of the CLIENT.

16. INSURANCE

16.1 CONTRACTOR'S INSURANCE

The CONTRACTOR shall take out and keep in full force and effect the insurance cover specified below, as such coverage may reasonably be obtained in the insurance marketplace, contracted with Insurers and authorized to operate in Spain under applicable law, presenting the Insurance Certificates (together with the relevant insurance contracts/policies) within one (1) month of commencing the Works under this Agreement.

     A)   LIABILITY INSURANCE

          General operating liability insurance, covering damage to property and persons and consequential damage caused to third parties through performance of the Work.

          The cover shall be complete, including:

          a.   General Liability,

          b.   Employers Liability (Patronal Liability),

          c.   Marine Liability (including damages to vessels and others),

          with a combined ceiling of no less than E5,000,000 per loss.

     B)   CONTRACTORS'/INSTALLERS' ALL RISKS INSURANCE

          On receiving notification to begin the Works the CONTRACTOR shall take out and keep in full force and effect a CONTRACTORS'/Installers' All Risks policy naming, as Additional Assured, the CLIENT and covering all the Works and Equipment relating to the Agreement (including provisional buildings and temporary site offices not included therein), and building equipment, tools, implements, parts and temporary storage.

          The coverage shall be taken out against "All Risks" of physical damage and losses, and including the cost of mounting and dismounting, caused by events not expressly excluded in the policy terms. Assessment and settlement shall be at Replacement-as-New Value, fully covering the total cost of the Supply and including also, but by no means limited to, the following supplementary cover:

     -    Perils of Nature (flooding, storm, etc.);

     -    Clearing and Cleaning expenses;

     - Extraordinary Expenses (overtime and extra costs of repairs and urgent remittances);

     -    Temporary storage;

     -    Strikes, riots and civil commotions (SRCC);

     -    Pre-existing Assets;

     -    Waiver of early cancellation;

     - This policy shall be kept in force with the same cover from the time of notice to begin the Works or such other date as may be agreed between THE CLIENT and THE CONTRACTOR, up to the PAC of the Plant.

          The CONTRACTOR shall see that its Subcontractors keep insurance policies in force with the same terms of cover and subrogation as those required of the CONTRACTOR hereunder. The Subcontractors' policies shall include a waiver of the rights of subrogation in any claims against the CLIENT.

     C)   CARGO INSURANCE

          The CONTRACTOR shall take out and keep in full force and effect as from receiving notice to begin the Works or such other date as may be agreed between the CLIENT and the CONTRACTOR, up to the date of the PAC, an All Risks Cargo Insurance (Institute Cargo Clauses (A) and Institute Strike Clauses) to cover any losses or damages produced after leaving the original installations, during transit and intermediate stops and up to arrival at the destination, including loading and unloading. The sum insured shall be equal to and not in excess of the cost of the supplies, including the cost of freight and insurance.

     D)   OTHER INSURANCE

          (i) Industrial Accidents. Such industrial accident insurance or social security cover, including disability or invalidity for work, as may be necessary under the applicable labour laws or agreements between the CONTRACTOR and its employees.

          (ii) Motor Vehicle Road Insurance. Insurance of motor vehicles, including both own and/or rented vehicles, in pursuance of the applicable legislation.

          (iii) Other mandatory insurance.

16.2 INSURANCE DOCUMENTS

All insurance contracts required under Clause 16.1 shall include the following:

     (a) Waiver of Insurer's/Reinsurer's recourse of subrogation, if available, against the CLIENT, Financial Institution (if any), Contractors and Subcontractors, and their

          Agents, Employees or Executives for their respective interests (Contractors Installers All risk and Cargo Insurance).

     (b) All insurance required of the CONTRACTOR shall be considered primary in the absence of any other insurance, and shall act first, not contributing jointly with other insurance or self-insurance contracts that the CLIENT may have.

     (c) The stipulation that, when there are numerous assured, any invalidating actions causing loss of the right to compensation produced through the action or omission of any one of them shall not jeopardize the right to compensation of the remaining Assured.

     (d) All the policies shall contain a clause stipulating that they may only be cancelled, not renewed, invalidated or substantially modified after giving the CLIENT at least thirty (30) days' notice.

All deductibles applicable to the insurance required of the CONTRACTOR shall be for the account of the CONTRACTOR.

The CONTRACTOR shall provide to the CLIENT the certificates or the copies of the insurance policies taken by the CONTRACTOR in accordance with the requirements above.

The required coverages hereunder shall in no way affect, or are they intended as a limitation of CONTRACTOR's liability with respect to its performance of the Work under this Agreement.

17.  SUBCONTRACTING

17.1. The CONTRACTOR may subcontract part of the Works hereunder to any of the firms and companies listed in Annex XI hereto, promptly notifying the CLIENT. Should the CONTRACTOR wish to modify the existing list or contract a Major Subcontractor not included therein (for the purposes of this Agreement a Major Subcontractor shall be a supplier, whose work contents or total value exceeds E[**]), it shall submit a written request to the CLIENT for written approval; the CLIENT reserves the right to turn down the choice of any Major Subcontractor for a justified reason that it must communicate to the CONTRACTOR within the [**] days following its request. If the CLIENT does not indicate its objection within [**] days, the CONTRACTOR may proceed as indicated in its original notification.

     Under no circumstances may the CONTRACTOR subcontract the tasks of testing and commissioning or the Works management.

17.2. In the event of Subcontracting as indicated above, the CONTRACTOR undertakes to include a clause in the contracts it signs with its Subcontractors whereby they will waive any action against the CLIENT deriving from this Agreement or the Subcontracting Contract, or any subrogation in claims of the CONTRACTOR against the CLIENT.

17.3. In any case, the CONTRACTOR shall be responsible in the terms of Art. 1596 and 1597 of the Civil Code for the performance of the Works by the Subcontractors and their employees.

17.4. Subcontracting shall not release the CONTRACTOR from any obligation or liability to the CLIENT hereunder. The CONTRACTOR shall always be liable for the performance of this Agreement.

17.5. Thus, notwithstanding any Subcontracting, THE CONTRACTOR shall be fully answerable to THE CLIENT for all work, services, materials, designs, documents and for the actions, defaults and negligence of each Subcontractor and its agents or employees, as if they had been performed or committed by the CONTRACTOR or its agents or employees. Nor shall the inclusion of a Subcontractor on the list set out in Annex XI or the approval of a Subcontractor by the CLIENT, or the Subcontracting made by the CONTRACTOR release the latter from any liability hereunder.

17.6. For the purposes contemplated in the Tax Act 58/2003 of 17 December, s. 43.1.f), the CONTRACTOR undertakes to submit to the CLIENT a specific certificate indicating that the Subcontractors are up to date with the payment of their tax obligations, issued on the terms and with the requisites stipulated therein and in the corresponding statutory instruments.

18.  CONTRACT PRICE

18.1. The Agreed Price to be paid by the CLIENT to the CONTRACTOR for the Works as detailed in Annex II, there including all the parts, Equipments and Materials is Two Million and Six Hundred Sixty Two Thousand Five Hundred Eighty Three Euros (E2.662.583,00), excluding Value Added Tax (VAT).

18.2. The Agreed Price also includes all national and local taxes, duties, whatsoever customs expenses, etc. relating to the Plant, except for Value Added Tax (VAT), or such other tax as may substitute VAT in the future, which shall be supported by the CLIENT.

18.3. The breakdown of the Agreed Price is the following:

                                               COST (E)     % of Total
                                             ------------   ----------
1 PowerBuoy PB40ES                                   [**]      [**]
1 Underwater Substation                              [**]      [**]
1 Mooring system                                     [**]      [**]
SCADA System                                         [**]      [**]
Submarine cable and electrical connections           [**]      [**]
Deployment cost                                      [**]      [**]
PowerBuoy 1 xPB40                                    [**]
Underwater substation                                [**]
Submarine cable                                      [**]
Mooring system                                       [**]
Taxes/Import Duties                                  [**]      [**]
Letters of Credit                                    [**]      [**]
Site Survey work                                     [**]      [**]
ADCP (Acoustic Doppler Current Profiler)             [**]      [**]
Insurance costs                                      [**]      [**]
TOTAL                                        2.662.583,00       100%

18.4. The Parties agree and accept that the Agreed Price was calculated on the basis of an estimation of the [**]. The Parties further agree that [**] will be supplied as required for the Works [**].

18.5. In the event of any cost overruns, the Parties agree as follows:

     (i) The Contractor shall bear any and all cost overruns duly supported and in written documents, up to a maximum amount of five hundred thousand euros (E500,000).

     (ii) The Client shall bear any and all cost overruns in excess of five hundred thousand euros (E500,000), provided that if any of the concepts individually included in the table above overruns in excess of 19% of the above indicated prices the CONTRACTOR will require CLIENT's prior written approval before the purchase of the Equipment, contracting the services or incurring in any expense not contemplated in the initial budget. The CONTRACTOR will give the CLIENT all the necessary information to support the reasons of the cost increase. If the CLIENT does not give its approval to such cost overruns, the CONTRACTOR may (a) pay for it and pursue the Works, (b) look for other supplier to purchase the relevant Equipment or contracting the services or (c) terminate the Agreement.

18.6 In the event the costs do not reach the Agreed Price, the [**] will pay [**]. It will be agreed between the Parties how the money [**].

18.7 In order to enable the CLIENT to control the cost and expenses incurred by the CONTRACTOR regarding the different concepts of the table above the CONTRACTOR shall report the [**], to the CLIENT, on a monthly basis by delivery of the relevant documents supporting those [**] as well as [**]. This monthly report will include also the [**].

18.8 Except for the [**] that will be constructed [**], the CONTRACTOR shall aim to purchase all the equipment to [**] or whose price was not competitive or whose quality was not acceptable. In this case the CONTRACTOR will require the Client written approval before the purchase of the Equipment. The CONTRACTOR will give the Client all necessary information to support the reasons of the subcontractor selection. The CONTRACTOR will keep the CLIENT informed about its contacts with [**] and the CLIENT will collaborate with the CONTRACTOR [**] and conditions so to allow the development of the Works according to the Calendar.

19.  TERMS OF PAYMENT AND BILLING

19.1 SCHEDULE OF MILESTONE

The CONTRACTOR shall invoice the Agreed Price according to the Schedule of Milestones that is attached hereto as Annex V. All payments shall be made at [**] days invoice date, by cheque or bank transfer.

19.2 COMPLETION OF MILESTONE

Once the CONTRACTOR considers that a Milestone has been completed, it will inform the CLIENT in writing (the "NOTICE OF COMPLETION"). Such notification must be accompanied by the required elements to document completion of the Milestone according to Annex V.

The CLIENT will have [**] Business Days from the date of Notice of Completion to inspect the Works and confirm that the Milestone has been duly completed, in which term it must serve the CONTRACTOR with one of the following notices:

     (i) Notice of Approval: The CLIENT will confirm that the Milestone has been duly completed;

     (ii) Notice of Pending Works: The CLIENT will inform the CONTRACTOR of what actions to achieve the Milestone must be taken by the CONTRACTOR in order for the relevant Notice of Approval to be issued.

Failure of the CLIENT to send written notice as detailed in (i) or (ii) above within the [**] Business Days following the Notice of Completion by the Contractor will be deemed to be a Notice of Approval for all purposes under this Agreement.

19.3 INVOICING

     The CONTRACTOR shall send the relevant invoice to the CLIENT once a Notice of Approval has been issued (or once a Notice of Approval is deemed to have been issued according to Clause 19.2).

20.  PERFORMANCE BOND/LETTER OF CREDIT

20.1 The CONTRACTOR shall deliver to the CLIENT a letter or credit of first requirement issued by a top ranking bank [**] against the payment of that same amount by the CLIENT to secure the performance of the Works (the "PERFORMANCE BOND"), as attached in Annex VIII. This Performance Bond shall be valid and effective without any obligation by the Client to return it until the earlier of (i) date of signature of the PAC and payment of any liabilities deriving from this Agreement or (ii) the termination of this Agreement according to Clause 30.

20.2 The CONTRACTOR shall grant a letter of credit of the first requirement issued by a top ranking bank [**] against payment of the same amount upon performance of Milestone number 2. This letter of credit shall secure the supply of the equipment covered by that Milestone and shall be valid and effective until the earlier of (i) delivery of the respective equipment or
     (ii) termination of the Agreement.

20.3 The CONTRACTOR shall grant a letter of credit of the first requirement issued by a top ranking bank [**] against payment of the same amount upon performance of Milestone number 3. This letter of credit shall secure the supply of the equipment covered by that Milestone and shall be valid and effective until the earlier of (i) delivery of the respective equipment or
     (ii) termination of the Agreement.

20.4 The CONTRACTOR shall grant a letter of credit of the first requirement issued by a top ranking bank [**] against payment of the same amount upon performance of Milestone number 4. This letter of credit shall secure the supply of the equipment covered by that Milestone and shall be valid and effective until the earlier of (i) delivery of the respective equipment or
     (ii) termination of the Agreement.

20.5 The CONTRACTOR shall grant a letter of credit of the first requirement issued by a top ranking bank [**] against payment of the same amount upon performance of Milestone number 6. This letter of credit shall secure the supply of the equipment covered by that Milestone and shall be valid and effective until the earlier of (i) delivery of the respective equipment or
     (ii) termination of the Agreement.

20.6 In the event of total or partial enforcement of the Performance Bond, the CONTRACTOR shall restore the Performance Bond to its original value within no more than [**] calendar days after such enforcement. Otherwise, without prejudice to any other actions that may correspond to it by law, the CLIENT shall be entitled to suspend any payment it may have pending hereunder or any contracts made by virtue hereof.

21.  WARRANTIES

The CONTRACTOR offers the following guarantees effective as from the PAC of the
Plant:

The remedies set forth is this Clause 21 are the sole and exclusive remedy of the CLIENT with respect to the breach of the stipulated guarantees.

21.1 OWNERSHIP GUARANTEE

The CONTRACTOR represents and warrants that at the date of signature of the PAC:

     (i) the Equipment comprising the Plant is fully and exclusively owned by the CONTRACTOR;

     (ii) the Equipment comprising the Plant is transferred to the CLIENT according to this Agreement free from charges, encumbrances, constraints on transfer or third-party rights; and

     (iii) the CONTRACTOR is authorised to transfer their full and exclusive ownership to the CLIENT.

This ownership guarantee shall be valid and enforceable against third party claims throughout the limitation period established in the applicable law.

In the event of default, invalidity or uncertainty of these guarantees, the CONTRACTOR shall defend the validity of the sale of the Equipment and hold the CLIENT harmless from damages of whatsoever nature, including costs and expenses.

If there is any lien or encumbrance on any of the Equipment and it is not imputable to the CLIENT, the CONTRACTOR must, as soon as possible, replace or cancel that attachment, lien or encumbrance at its cost.

The CONTRACTOR represents and warrants to the CLIENT that all creations, plans, drawings, specifications, documents, procedures, methods, products or inventions supplied, prepared or made by the CONTRACTOR hereunder and the use of any of them does not infringe any third-party rights. In the event of any claim or action by a third party alleging infringement of any intellectual or industrial property right, the CLIENT must notify the CONTRACTOR promptly and the CONTRACTOR will carry out all the negotiations to settle the claim. At the request of the CONTRACTOR, the CLIENT will provide all reasonable assistance to the CONTRACTOR against the claim of the third party. In such case, the CONTRACTOR shall hold the CLIENT harmless from all damages (including costs and expenses) that may be produced and shall obtain for the CLIENT the right to use, or continue using, the Equipment. Delayed performance of the Works due to this clause shall not release the CONTRACTOR from any liabilities for delays or entitle it to raise the Agreed Price.

21.2 QUALITY GUARANTEE

The CONTRACTOR guarantees that the components of the Equipment comprising the Plant shall comply with the standards required for normal operation of the Plant during the term of the O&M Agreement.

If there is a breach of this Guarantee, the CONTRACTOR shall have to repair or replace, [**] any such component on its account, [**], if required, after the achievement of [**] that shall be borne by the CLIENT.

21.3 REPAIR AND REPLACEMENT GUARANTEE

The CONTRACTOR shall, during a period of [**] beginning with [**], except for the [**] for which the Parties will endeavour to obtain a [**] guarantee in which case the CONTRACTOR shall grant an equivalent guarantee to the CLIENT, repair or replace, [**] all failures or defects in the Equipment comprising the Plant elements found to have a faulty design, quality or operation as soon as possible without any cost to the CLIENT. The cost of materials, labour and, in general, all expenses incurred in total repair shall be for the account of the CONTRACTOR, except the cost of retrieval from the Site and redeployment of defective items, if required, after the achievement of [**] that shall be borne by the CLIENT.

If the CONTRACTOR does not repair or replace in a reasonable period of time, the CLIENT shall notify the CONTRACTOR, indicating a reasonable deadline for making the repair or replacement. If the CONTRACTOR continues not fulfilling its obligation after that time, the CLIENT shall be entitled to carry out the repair for the account of the CONTRACTOR, which will be responsible for the direct damage caused by this delay.

Correct and adequate repair by the CLIENT in the above circumstances shall not release the CONTRACTOR from all its liabilities.

21.4 POWER OUTPUT GUARANTEE

The CONTRACTOR guarantees fulfillment of a Power Output of at least [**]% of that predicted (according to the Theoretical Power Table contained in table 1 of Annex XIV) during the Testing

Period given the measured energy levels. Wave energy levels will be collected and recorded for at least [**]% of the Testing Period by the dedicated [**] unit at or near the Site, or, if the [**] fails to collect the required data for the project, by extrapolating data from publicly available sources (e.g. RPE 2914, 2915, or Bilbao buoy), the latter being subject to approval by the CLIENT. PowerBuoy output levels will be recorded for at least [**]% of the Testing Period by the [**]. PowerBuoy output power, as measured with the meter equipment. The proposed meter equipment with its auxiliary transformers would have accuracy compliant with the [**] and have bi-directional measurement capability with Ethernet communications. A [**] or equivalent meter shall be installed at the low tension wire at the output from the PowerBuoy, will be compared against the predicted level which is calculated using the collected wave energy levels and the Theoretical Power Table contained in table 1 of Annex XIV.

In the event of breach of this guarantee that results in the delay of the [**] beyond the date included in Clause 30, the remedies set forth in Clause 30 shall apply.

21.5 ENERGY PRODUCTION GUARANTEE

The CONTRACTOR guarantees fulfillment of an Energy Production of at least [**]% of that predicted according to the Theoretical Power Table contained in table 1 of Annex XIV using the [**] in the method described in Clause 21.4.

In the event of breach of this guarantee that results in the delay of the [**] beyond the date included in Clause 30, the remedies set forth in Clause 30 shall apply.

21.6 SPARE PARTS GUARANTEE

The CONTRACTOR guarantees the existence of spare parts [**] for any component of the Equipment and undertakes to offer the CLIENT their availability for supply during the term of the Testing Period until [**] is achieved or this Agreement is terminated.

21.7 LIMITATIONS ON GUARANTEES

The CONTRACTOR does not guarantee the consequences arising from the CLIENT's failure to observe the instructions contained in the operating and maintenance manuals, unless it is the CONTRACTOR that is responsible for the operation and maintenance of the Plant, nor does it guarantee the consequences of normal wear and tear or corrosion, from external phenomena, from abnormal or negligent use, nor those arising from any repairs or modifications made without prior approval of the CONTRACTOR, except when they have been made by virtue of default by the CONTRACTOR of its obligation to repair within the times established in Clause 21.3.

22.  CLIENT'S OBLIGATIONS

The CLIENT shall, without prejudice to the other obligations stipulated in this Agreement, comply with the obligations established in this Clause.

22.1 ACCESS TO THE SITE AND PERMITS

The CLIENT shall ensure that the CONTRACTOR has full, unconditional and free access to and within the Site, allowing the CONTRACTOR undisturbed and unhindered access to each part of the Plant, at all times and without prior notice, and obtaining all permissions and licenses that might be required, in due time, for the purpose of fulfilling the CONTRACTOR's obligations under this Agreement.

The CLIENT shall apply for all permits, consents and licenses required to install and operate the Plant as listed in Annex XII. The CLIENT shall apply simultaneously for the granting of an authorisation by the coastal authority for the occupation of the necessary coastal public domain for temporary testing (the "TEMPORARY PERMIT") as well as for all permits needed for electricity production (including but not limited to the authorisations of installation and operation of the Plant (including connection facilities) and the coastal concession to occupy the necessary public domain in a long term basis with fixed -not moveable- infrastructures) for Phase 2 A and 2 B (the "FULL PERMIT").

22.2 INFORMATION

The CLIENT shall facilitate, in terms envisaged in this Contract, any information and documentation necessary for the undertaking of the various activities and shall notify any situation the CLIENT knows that could alter the normal execution of the Agreement.

22.3 OTHER CLIENT OBLIGATIONS

The CLIENT shall be responsible for the following (either directly or by causing the performance by the relevant parties to the Santona Wave Energy Agreement):

     a) Procurement and installation of the cable vault and onshore cable to connect the cable vault to the onshore substation, if required.

     b) Procurement and installation (and payment) of the onshore substation equipment including termination of onshore cable from the cable vault to onshore substation.

     c)   Grid connection from onshore substation to the local utility grid.

     d)   Land purchase costs and/or any wayleave or easement payments.

     e) Upgrade of the onshore [**] transmission line to make it suitable for a 1.39 MW generation facility.

     f)   All site connections for electric ties, telephone and [**].

     g)   Expeditious approval of major Subcontractors according to Clause 17.

23.  LIABILITY

23.1 Each Party shall be liable for those direct damages that it causes to the other Party as a consequence of default of its obligations under this Agreement. The Parties expressly agree that the so-called indirect losses or indirect damages, including loss of profit, loss of production and consequential loss, shall not be enforceable.

23.2 In any event, the CONTRACTOR's liability to the CLIENT under this Agreement shall be limited to a maximum amount equal to the Agreed Price and the CLIENT's liability to the CONTRACTOR under this Agreement shall be limited to a maximum amount equal to the Agreed Price increased by interest at EURIBOR at 3 months plus 2%.

23.3 The CONTRACTOR shall hold the CLIENT harmless from all and any claims that may derive from default by the CONTRACTOR of its obligations under this Agreement regarding occupational hazard prevention or the environment, taxes or safety and hygiene.

23.4 The CONTRACTOR shall be solely liable for fulfillment of all legal obligations, concerning employment, social security, safety and hygiene at work, occupational hazard prevention to its employees and Subcontractors.

23.5 The Parties likewise agree that any compensation that one of the Parties receives as beneficiary from any insurance policy, will be deducted from the corresponding claim for damages or, inn case such a compensation maintains the Party in question harmless regarding the damages suffered, it will prevent such Party from claiming damages.

24.  FORCE MAJEURE

24.1 The Parties shall be released from their obligations hereunder when performance is made impossible or unreasonably cumbersome due to an event or fact external to the Parties, unforeseeable and unavoidable and beyond their control ("Acts of God or Force Majeure"), provided that: (i) the Acts of God or Force Majeure are not entirely or partially the result of a default, omission or negligence by the Party claiming exoneration, or, in the case of the CONTRACTOR, by one of its Subcontractors; (ii) the Party claiming exoneration shall notify the other Party of the act of God or force majeure as soon as possible; and (iii) the Party claiming exoneration continuously makes every reasonable endeavour to minimise the effects of that cause of force majeure, keeping any delay in the Works and limiting damages to the Plant to a minimum. For the purpose of this Contract, Acts of God or Force Majeure shall be deemed to include the following situations, in addition to those contemplated in the Spanish Civil Code, Art. 1105:

     a) Those natural phenomena with catastrophic effects (for example, earthquakes, heavy storms, tidal waves, floods (whether large or small), volcanic eruptions, movements of the earth, coastal storms and the like, or Torrential rain, snow or ice making access to the Site impossible or very difficult.

     b) Riot, civil commotion, strikes, lockouts or other industrial disputes, save when only the employees of the CONTRACTOR or its Subcontractor are affected.

     c) Landslide, flooding, fire, electric discharge, charge induced by electric discharge, explosions.

     d) Revolt, or popular uprising, acts of war, Actions or omissions by the government or governmental agency (national, autonomous or local) or public authorities or their representatives.

     e)   Acts of terrorism or sabotage.

24.2 In the event of delay caused by force majeure, the deadlines stipulated in the Calendar shall be extended for a time equal to the duration of the cause of force majeure, or if it is not possible to restore normal circumstances immediately upon cessation of the cause of force majeure, for whatever time may be reasonably necessary, as previously agreed between the Parties, which shall be obliged to fulfill all other obligations not affected by the circumstance in question. The costs incurred in repair, replacement or adjustment of elements damaged through causes of force majeure shall be borne by the Party bearing the risk of the elements in question at the time of the force majeure. Either Party may terminate this Agreement if Works are suspended for acts of God or force majeure for an uninterrupted period of more than six (6) months. All Works completed shall be settled upon termination by the Contract.

25.  CHANGES IN LEGISLATION

25.1 If any binding legislation is passed or amended after execution of this Contract and up to Commissioning of the Plant, the CONTRACTOR shall make the necessary technical changes at each of the affected Equipment and Materials at a competitive price, as agreed with the CLIENT. This modification of the Agreed Price and Calendar shall only be required if (i) the changes in question require substantial modifications to the design or performance of the Works; and (ii) the CONTRACTOR has notified the CLIENT of the existence of the change and sent a quote within [**] months following entry into force of the legal provision containing said change.

25.2 The Parties agree that a reduction in the number of working hours shall under no circumstances be considered a change in legislation for the purposes of this Agreement, in which case the CONTRACTOR shall assign such manpower to the works as may be necessary to fulfil the agreement within the Agreed Price and Time for Completion.

26.  CLIENT'S AND CONTRACTOR'S REPRESENTATIVES. NOTICES

26.1 Mrs. Cristina Heredero Bueno is named representative of the CLIENT.

26.2 Mr. Mark Draper is named representative of the CONTRACTOR.

26.3 The CONTRACTOR's representative shall coordinate the tasks of the overall project, being responsible, among others, for the following:

     a)   Acting as liaison with the CLIENT's representative.

     b) Checking the validity of the documentation delivered to the CLIENT, to ensure fulfillment of the objectives pursued under the Contract.

     c) Sending the CLIENT all contractual communications and monthly reports on performance of the Works as from the date of signature of this Agreement.

26.4 The CLIENT's representative shall be responsible, among others, for the following:

     a) Acting as liaison with the CONTRACTOR's representative transmitting the CLIENT's instructions and receiving notification from the CONTRACTOR.

     b) Monitoring and checking the correct development and execution of the Works.

26.5 The Parties indicate the following addresses and contracts for all Notices to be made hereunder:

     THE CONTRACTOR                        THE CLIENT
     Address: Warwick Innovation Centre    Address: Tomas Redondo, 1 28033
     Gallows Hill, Warwick                 Madrid, Spain
     CV34 6 UW, UK
     Telephone: +44 1926 623371            Telephone: +34 91 784 2598
     Fax: +44 1926 408190                  Fax: +34 91 784 3704
     Contact: Mark Draper                  Contact: Cristina Heredero Bueno

26.6 All notices and other communications between the representatives shall be made in writing by a means allowing evidence of receipt. This notwithstanding, notification by fax or e-mail shall be considered validly made provided the other Party acknowledges receipt. In the event of unforeseen circumstances during performance of the Agreement, the CLIENT shall be informed within no more than twenty-four (24) hours, firstly by telephone and subsequently by any of the above-mentioned means.

27.  ORGANISATION

     Within [**] days after the date of signature of this Agreement, the CONTRACTOR shall submit to the CLIENT for approval an organisation chart indicating the name of individuals responsible for the Works. The number, field of expertise and professional qualifications of these people shall be adequate for performance of this Agreement.

     After approval of this organisation, no changes may be made to the project manager, the site manager or the accident prevention officer without written authorisation from the CLIENT, such authorization cannot be unreasonably withheld. Should it become obvious that the existing organisation is not adequate or sufficient to guarantee fulfilment of its obligations, the CONTRACTOR shall, upon indication by the CLIENT, address the problem and if necessary make any changes in its organisation.

     The organisation shall be headed by the person nominated by the CONTRACTOR's Representative as its representative for dealings with the CLIENT throughout the duration of the Work.

28.  ASSIGNMENT

28.1 No Party may assign its rights and obligations hereunder to a third party, without prior written authorisation from the other Party. This authorisation shall not be necessary, mere notification being sufficient, for transfers within its group of companies, as defined in the Commercial Code Art. 42.

28.2 The CLIENT may assign all or part of its rights hereunder to any financial institution without written authorisation from the CONTRACTOR, as surety for payment of the financing obtained by the CLIENT, on one occasion or by virtue of several successive contracts.

29.  TAXES AND EXPENSES

29.1 EXPENSES

     Each Party shall pay the costs and expenses (including fees of agents, representatives, advisers) incurred in the preparation, negotiation and fulfillment of this Contract.

29.2 TAXES

29.2.1 The [**] undertakes to pay all taxes, rates, surcharges, contributions, excise tax, customs duties and, in general, all and any state or local direct or indirect tax levied under the Spanish tax laws on the manufacture, supply, service, sale, installation or whatsoever other services provided by the CONTRACTOR hereunder. The [**] shall also pay all taxes, rates, duties and, in general, all and any tax or expense deriving from the importing of goods or services made directly with the CONTRACTOR for inclusion in its Supply.

29.2.2 The [**] undertakes to pay the VAT, or whatsoever other indirect tax of a similar nature that may be established to substitute VAT during the effective term of this contract, levied on the deliveries of goods and provision of services by the CONTRACTOR to the CLIENT as a result of the Works contemplated herein. The [**] shall also pay all taxes, charges, rate, encumbrances or royalties incurred in connection with the authorisations, permissions or licences to be obtained by the CLIENT and the Taxes on building, installation and Works.

29.2.3 With a view to optimising the tax charge levied on the deliveries of goods and services hereunder, each Party undertakes to provide the other, in due time and form, with any documents that may be necessary or recommendable to guarantee the best rating of the payments to be made. In particular, with regard to the provision of services, for the possible application of double taxation agreements on income tax, a certificate will be required, issued by the tax authorities in the corresponding country, confirming the residence of the provider of the service for tax purposes.

30.  CONFIDENTIALITY

30.1 Either Party must obtain written approval from the other Party before publishing notices, announcements or photographs of whatsoever nature concerning the Works or the Plant object of this Agreement, except where disclosures are required by law, regulation, stock exchange rules or the like. Such authorisation should not be unreasonably withheld.

30.2 The Parties undertake to maintain the utmost confidentiality in respect of, the negotiations among them prior to and during the effective period hereof, the documents exchanged in connection with those negotiations and any information whatsoever received as a result thereof.

30.3 All Technology, Technical Documentation, commercial terms of this Agreement, technical information, trade secrets or Know-How revealed hereunder, and their very existence (hereinafter "CONFIDENTIAL INFORMATION") shall be kept strictly confidential and shall not be disclosed by the receiving Party, unless with the prior written consent of the Party to which it belongs, which consent shall not be withheld if disclosure is required under applicable law.

30.4 The Confidential Information shall be treated confidentially by the Parties and shall not be disclosed by the party receiving it or put to any use other than that contemplated herein without the prior consent of the Party to which it belongs. In this regard, the CLIENT hereby agree that unless CONTRACTOR has granted written permission, it will not build, or have any third party build, either directly or indirectly though a company controlled thereby, any wave power stations that are based on the Technology. This obligation will be in force during [**] years from the date hereof unless the CONTRACTOR or its successors or assignees (i) cease doing business on a permanent basis, as a result of bankruptcy, liquidation, close-up or other causes or (ii) are restrained for any other reasons to authorise the use of such Technology.

30.5 In relation to the above-mentioned obligations, the Parties undertake to, in particular, adopt such measures as may be necessary to prevent third parties from gaining unauthorised access to the Confidential Information and to limit access to the Confidential Information to authorised employees who need it to be able to fulfill the Agreement, binding such employees to the same confidentiality obligations.

30.6 This confidentiality obligation shall not be applicable to any information accessible to the public other than through default of the confidentiality obligation by the receiving Party; or that has been published prior to the date of this Agreement; or that the receiving Party already had and which is not subject to any confidentiality agreement between the Parties, provided that the other Party has been duly informed at the time of its communication; or that is received through third parties without restrictions and does not imply default of the Agreement; or that is independently developed by the receiving Party.

30.7 The Parties agree that any company of the group of companies of each of the Parties, and any employee and consultant of such companies, will be considered as third party for the purposes of the confidentiality obligations above-stated. Therefore, disclose of the Confidential Information to third parties before-mentioned will require the approval of the CONTRACTOR.

30.8 Upon termination of this Agreement, the CLIENT will exercise reasonable efforts to return all Confidential Information received in tangible form and all copies thereof to the CONTRACTOR, except for the Technical Documentation.

31.  TERMINATION OF THE CONTRACT

31.1 TERMINATION BY THE CLIENT:

     The CLIENT may termination this Agreement if:

(i) The CONTRACTOR interrupts the execution of the Works, without a justified cause for a term greater than one hundred eighty (180) days.

     In this event, the CLIENT will grant the CONTRACTOR a term of thirty (30) days for remedying the breach of the Agreement. If the CONTRACTOR does not remedy the relevant breach within the thirty (30) days term, the CLIENT shall be entitled to terminate the Agreement by written notice to the CONTRACTOR and to enforce the Performance Bond provided by the CONTRACTOR.

(ii) The Definitive Acceptance of the Plant is not achieved on December 31, 2009 for reasonable attributable to the CONTRACTOR. The Parties agree that if there is a delay in the licensing of the Plant in relation to the foreseen dates (Works License is forecast to be obtained on August 1, 2007) for the obtaining of the permits as contained in the Calendar, this date shall be delayed in accordance.

     In this event, the CLIENT shall be entitled to terminate the Agreement by written notice to the CONTRACTOR and the CONTRACTOR shall not be entitled to the payment of the non achieved Milestones. The CLIENT shall immediately return the Performance Bond provided by the CONTRACTOR.

(iii) In addition to the above any of the Parties may terminate this Agreement upon a very serious and repeated breach by the other Party of a major obligation of this Agreement that was notified to the defaulting Party and was not remedied within 30 days from the above mentioned notification.

31.2 TERMINATION BY THE CONTRACTOR:

     The CONTRACTOR may terminate this Agreement if:

(i) The CLIENT delays any payments for a term greater than sixty (60) days after the date that a payment should have been made under this Agreement and the payment has been requested in writing to the CLIENT. In this event, the CONTRACTOR will grant the CLIENT a term of thirty (30) days for remedying the breach of the Agreement. If the CLIENT does not remedy the relevant breach within the thirty (30) days term, the CONTRACTOR shall be entitled to terminate the Agreement by written notice to the CLIENT without prejudice to its right to claim for interest any amounts due at EURIBOR at 3 months plus 2%.

     For clarification purposes, if the CONTRACTOR has suspended the Agreement according to clause 13.3 and the suspension has lasted more than sixty (60) days, it may immediately terminate this Agreement by written notice to CLIENT and claim interest on the amounts due at EURIBOR at 3 months plus 2%.

(ii) The Definitive Acceptance of the Plant is not achieved on December 31, 2009 for reasons attributable to the CLIENT.

     In this event, the CONTRACTOR shall be entitled to terminate the Agreement by written notice to the CLIENT. The CLIENT must immediately return the Performance Bond provided by the CONTRACTOR.

(iii) In addition to the above any of the Parties may terminate this Agreement upon a very serious and repeated breach by the other Party of a major obligation of this Agreement that was notified to the defaulting Party and was not remedied within 30 days from the above mentioned modification.

31.3 EFFECTS OF TERMINATION

     Upon termination of this Agreement based on any of the foregoing causes, the CONTRACTOR shall transfer ownership of the Equipment delivered or installed to the CLIENT if that has not already occurred, together with their warranties from the suppliers, and the CLIENT must immediately pay the CONTRACTOR all invoices pending payment, as well as the value of the Works and Equipment supplied, delivered or installed prior to termination, not yet invoiced.

     No further remedies, actions, penalties or damages shall be available to the Parties apart from the ones specified in this Clause for each cause for termination.

31.4 SURVIVABILITY OF CONFIDENTIALITY

     The confidentiality obligations will survive this Agreement in the event of termination according to clause 29.4.

32.  DISPUTES

32.1 Any disputes between the Parties in connection with this Contract and, in particular, concerning its interpretation, validity, compliance and termination (including the validity and compliance with this Clause) shall be submitted to arbitration, that shall be settled by a bench of three arbitrators following the rules about Conciliation and Arbitration of the International Chamber of Commerce.

32.2 The arbitration board will be nominated by the President of the International Chamber of Commerce.

32.3 The seat of arbitration shall be Madrid (Spain). The parties agree that the language of the arbitration, including oral hearings, written evidence and correspondence, shall be Spanish/English.

32.4 The arbitration award must be pronounced by the bench of arbitrators before six months from the moment the last of the arbitrors accepted his office. This time limit could only be extended by agreement between the parties notified to the arbitrors before the closing date.

32.5 The parties enter into a mutual engagement to serve the arbitral award as soon as it is notified to them.

32.6 This Contract shall be governed by the laws of Spain.

33.  CONTRACTUAL DOCUMENTS AND INTERPRETATION

33.1 The Parties by mutual agreement will attempt to resolve the questions and differences that arise from interpretation of this Contract and from performance of the activities subject hereto.

33.2 To resolve any differences that may arise between the body of this Contract and its Annexes, the body of this Contract will always prevail. The differences that may arise between documents comprising this Contract will be resolved giving priority to each of those documents in accordance with the following order of priority:

          1.   The body of the Contract;

          2.   The Annexes to the Contract

34   LANGUAGES

     All documentation and correspondence that has to be prepared by the Parties will be drafted in English. Any documents required by the Spanish authorities shall be written in Spanish, unless accepted in English.

     IN WITNESS WHEREOF, this Agreement is signed in two originals, both to the same effect, at the place and date first above mentioned.

     /s/ Raphael de Ilata                  [signed illegible]
     -------------------------------       -------------------------------------
     THE CLIENT                            THE CONTRACTOR

                                     ANNEX I
                                 SCOPE OF SUPPLY

                                     ANNEX I
                                 SCOPE OF SUPPLY

EQUIPMENT AND SERVICES PROVIDED

1.0 BACKGROUND

The objective of the Santona Wave Energy Project (SWEP) is to install and operate a 1.39 MW pilot wave powered electrical generating system located off the northern coast of Spain. The SWEP project consists of several phases. Phase 1 (now complete) consisted of project scoping, planning and design. Phase 2A consists of design modification, fabrication, and installation of a 40 kW capacity PowerBuoy. Further phases will consist of design modification, construction, and installation of multiple, PB-150 PowerBuoys.

2.0 SCOPE

This document describes the scope of supply that will be provided by Ocean Power Technonologies, Ltd., (OPT) for Phase 2A of the SWEP Project. Key areas of work are summarized as follows:

Project Management

Site Work

     Final Seabed Survey of Cable Route and Buoy Field
     GeoTechnical Studies
     ADCP Deployment and Data Analysis

Design Adaptation for Chosen Site
     Site Finalization Studies
          Site Planning and Development of Final Layout and Specifications Adjustment of Technology to Suit Chosen Site
          Design Adaptation of Anchor and Mooring
          Design Adaptation of PB40ES PowerBuoy
          Design Adaptation of Power Collection Pod

Material Procurement, Manufacture, Assembly and Test
     Selection of Manufacturers, Subcontractors, and Component Suppliers PB40ES Buoy with Power Take Off and Power Conversion Equipment PB40ES Anchor and Mooring System
     PowerBuoy Supervisory Control and Data Acquisition (SCADA) System Power Collection Pod
     [**]
     Offshore Material Staging

Site Preparation
     Offshore Site Preparation
     Onshore Site Preparation

Installation
     Selection and Engagement of Subcontractors
     Power Collection Pod Installation
     [**]
     PB40ES Anchor and Mooring System Installation
     PB40ES Buoy System Installation
     Onshore Station SCADA System

Commissioning

3.0 WORK DESCRIPTION

3.1 PROJECT MANAGEMENT

OPT shall provide project management for the complete project. Key responsibilities of the project management function are planning and scheduling, contractor management, authorization, issuing and follow up of work order, arrangement of transportation and logistics, purchasing, quality management, and cost control. The project management function shall also be responsible for the preparation of bid packages for contractor quotations and technical documentation according to Annex IX.

3.2 SITE WORK

3.2.1 FINAL SEABED SURVEY OF CABLE ROUTE AND BUOY FIELD

A bathymetric survey of the entire buoy field, final proposed cable route, pod location and anchor positions for the PB40ES shall be conducted. Additional detailed surveys shall be conducted to determine exact location for placement of cable landing, cable route, and cable anchors to the seabed.

3.2.2 GEOTECHNICAL STUDIES

Necessary geotechnical studies shall be conducted to characterize soils and seabed conditions in order to determine required anchoring methods.

3.2.3 ADCP DEPLOYMENT AND DATA ANALYSIS

An Acoustic Doppler Current Profiler (ADCP) will be deployed at the site in order to measure the wave energy input to the PowerBuoy system. OPT will carry-out deployment, retrieval, and download and analysis of wave date from the ADCP.

3.3 DESIGN ADAPTATION FOR CHOSEN SITE

3.3.1 SITE FINALIZATION STUDIES

SITE PLANNING AND DEVELOPMENT OF FINAL LAYOUT

A final site plan layout with locations of all equipment identified shall be prepared.

3.3.2 ADAPTATION OF TECHNOLOGY TO SUIT CHOSEN SITE

3.3.2.1 DESIGN ADAPTATION OF PB40ES ANCHOR AND MOORING

The anchor and mooring system design shall be modified for the seabed conditions at the project site according to the site survey and geotechnical studies (see 3.2.1 and 3.2.2). Design loads at the maximum sea state conditions with appropriate safety factors shall be used for hardware calculations and selection of hardware.

3.3.2.2 DESIGN ADAPTATION OF PB40ES POWERBUOY

Design modification of the PowerBuoy shall be produced containing any site specific requirements.

3.3.2.3 DESIGN ADAPTATION OF POWER COLLECTION POD

Design modifications of the Pod shall be produced containing any site specific requirements.

3.4 PROCUREMENT, MANUFACTURE, TRANSPORTATION, ASSEMBLY AND TEST

3.4.1 SELECTION OF MANUFACTURERS, SUBCONTRACTORS, AND COMPONENT SUPPLIERS

Bid packages shall be prepared and provided to potential subcontractors. The selection of contractors and manufacturers shall be evaluated on a number of factors including capability to meet project requirements, price and delivery targets. For companies outside Europe, import tax shall be considered in the price comparison. Subcontractors and manufacturers for various elements of the project shall be selected, and put under contract with specific terms issued for price, delivery, specifications, and proof of performance.

3.4.2 PB40ES BUOY

OPT shall supply a PB40ES PowerBuoy including the following equipment:

     Base PB40ES PowerBuoy Structure
          Spar and Float Elements
          Corrosion and Cathodic Protection System
     Attachment points for three point mooring system
     [**]
     Buoy Electrical Fault Protection System Equipment

3.4.2.1 PB40ES BUOY STRUCTURE

OPT shall provide fabrication and assembly drawings, and quality requirements for the buoy structure to selected fabricator(s) for fabrication. OPT may elect to purchase and supply particular components (client supplied material) to the fabricator.

The structure consists primarily of float and spar elements. The [**] is a [**]. The [**] is [**].

The spar section is made up of a [**].

The buoy structure is designed with attachment points for a three point mooring system, and a feature for termination of the [**].

The entire buoy structure is painted with marine grade coatings for durability and corrosion resistance. Anodes are placed in strategic locations for added corrosion protection.

Quality monitoring of the fabrication and assembly process will be performed by a combination of OPT staff and outside subcontractors in the case where special test and monitoring equipment is needed (e.g., welding inspection).

The PB40ES steel fabrication work is expected to be carried out by building various sub-assemblies, and these sections can then be transported to a staging location, shipyard or other large facility for final assembly and painting.

3.4.2.2 PB40ES POWER TAKE-OFF AND POWER CONVERSION SYSTEM ASSEMBLY

The PB40ES Buoy contains [**] that converts the linear motion of the [**] into electrical power in the form of [**]. A [**] utilizing [**] the linear motion of the float into rotary power. A [**] transforms rotary mechanical power into electrical power. A series of [**], and [**] devices produces power [**].

[**] are mounted in the [**] and connect to the [**]. In addition to providing the mechanical connection to the [**], the [**].

[**] direct the flow of [**] from the [**] to the [**], and [**] and [**] and equipment over [**] within specified levels.

[**] are mechanically mounted and coupled to [**] from the [**], producing [**].

Electrical power from the generator is [**] by [**]. The resulting [**] is stored in [**], and [**].

Various suppliers will manufacture and supply the system components. Critical components will be subject to test and inspection as necessary prior to release of goods for transport to OPT.

The [**] and [**] equipment is [**] designed to be [**] the [**] buoy structure. This [**] and [**] assembly shall be [**] for insertion into the buoy.

3.4.3 PB40ES ANCHOR AND MOORING SYSTEM

OPT shall supply an Anchor and Mooring system for the PB40ES Buoy amenable to the specific seabed conditions. The system shall include:

     Seabed Anchors
     Auxiliary Subsurface Buoys
     Mooring lines and Hardware Equipment

System [**].

Three auxiliary subsurface buoys are installed to [**]. These buoys are built for the rated loads and marine environment with appropriate paint and cathodic protection features. The PB40ES buoy will be tethered to the mooring system using three bridles, each connected to an auxiliary subsurface buoy. The subsurface buoys shall be tethered to the seabed anchors.

Specification and bid packages shall be prepared and sent to various equipment suppliers for anchor and mooring equipment components. A supplier shall be selected, and authorized to supply components. OPT (or an authorized representative) shall perform source inspection prior to releasing the equipment for shipment to the staging site.

3.4.4 [**]

A [**] System shall be supplied for the PowerBuoy System. The system incorporates the following items and features:

[**]

OPT shall supply the [**] system including the Human Machine Interface (HMI) and communications equipment transmitting and receiving data to and from the power collection pod and [**]. Subcontractors will build, test, install and commission the necessary control panels and communication equipment. Critical components will be subject to test and inspection as necessary prior to release of goods for transport to OPT.

[**] shall integrate the [**] system with the [**]. The [**] system shall be tested with the [**] system prior to [**].

3.4.5 POWER COLLECTION POD

The power collection pod (or pod) is an at-sea central power and data collection hub that[**]. The pod consists of several major components:

     Protective Housing
     Electrical Equipment
     [**]
     Anchor and Station Keeping System

[**] will build, test, install and commission the necessary [**] will furnish necessary [**]. Critical components will be subject to [**]. The [**] shall be assembled and tested [**].

3.4.6 [**]

The [**] is a [**] with the following features:

     [**]

The [**] is also a [**] with the following features:

     [**]

Suppliers shall be evaluated based on their capabilities to meet product requirements, price and delivery targets. The manufactured cable shall be tested and inspected at the supplier factory as necessary prior to the next stage of manufacture or the release of goods for transport to the cable staging destination.

The [**] will be fabricated into an assembly with various subsea floats and anchor attachment points as required to allow station keeping and attachment to the PowerBuoy.

3.4.7 OFFSHORE MATERIAL STAGING

A specific site shall be selected as a staging area for final buoy assembly, material staging, system testing and placement into a harbour with accessibility to the offshore location. This location will be in close proximity to the [**], have proper facilities for final assembly work required, and located near a dock where installers can efficiently retrieve materials to be installed at the SWEP site.

[**] will ship equipment for the [**]. Several examples are as follows:

     -    [**]

     -    [**]

     -    [**]

     -    [**]

3.4.8 [**]

The [**] consists of [**] including:

     [**]

The subassemblies shall be assembled into a complete buoy. Bolting, welding and painting will be required as part of the assembly process. The [**] will be accomplished with the use of equipment, such as cranes, slipways, heavy transport vehicles, and labour including painters, welders, assemblers, and riggers. Afterwards, the buoy mechanical, electrical power, communication and sensor systems shall be functionally tested. After full mechanical and electrical testing, and inspection, the buoy shall be placed into the water at dockside, ready for installation. At this point, the equipment shall be declared ready for installation off the coast of Santona, Spain.

3.5 SITE PREPARATION

3.5. 1 OFFSHORE SITE PREPARATION

Site locations for equipment placement shall be pre-surveyed and indicated with suitable markings, either physical, or GPS locators. Any required civil work such as footings, bases, on shore rock bolts for cable winches, and like equipment used for installation shall be completed by the subcontractor selected based on a bidding process.

3.5.2 ONSHORE SITE PREPARATION [**]

Required electrical substation and connection work, necessary site clearing, and installation of the cable vault shall occur during this phase and shall be carried out by the [**].

3.5.3 ONSHORE SITE WORK

The [**] shall be responsible to [**] that are supplied by the [**] and make the necessary interface connections between Client supplied equipment and equipment it supplies.

3.6 [**]

3.6.1 SELECTION AND ENGAGEMENT OF SUBCONTRACTORS

Bid packages shall be prepared and given to potential subcontractors. The selection of subcontractors shall be evaluated on a number of factors including capability to meet project requirements, price and delivery targets. Potential subcontractors will have the necessary insurance, previous experience, qualifications, equipment, and certifications. Subcontractors for various elements of the project shall be selected, and put under contract with specific terms issued for price, delivery, job specifications, and proof of performance.

OPT shall work with the selected [**] subcontractors to develop and review detailed [**]. These plans shall include identification of all materials, vessels, equipment, operation sequences, calculations of loads, vessel, operator, and equipment certifications, job safety analyses, marine regulations, communications protocols, chain of command, metocean conditions requirements for offshore work and contingency plans. An OPT employee, and/or an authorized agent shall observe and provide a quality control function during the [**] during all phases. The route will be accurately plotted in order to have a detailed record of the [**] vessel position, during all installation activities.

3.6.2 POWER COLLECTION POD INSTALLATION

The pod shall be [**] according to the [**] by the selected, qualified subcontractor(s). The [**] will commence with transport of the pod from the final assembly area to the site location. The pod will be fixed into place, and its final configuration and attachment to the seabed shall be inspected according to the installation requirements. Any prescribed system tests shall be carried out at that point.

3.6.3 SUBSEA [**] CABLE AND SUBSEA [**] CABLE ASSEMBLY INSTALLATION

The [**] Cable shall be prepared for its installation by attaching the required subsea floats and rigging points needed for station keeping. The [**] Cable shall be appropriately prepared for an efficient installation in accordance with the installation plans.

The cables shall be installed and secured by the selected, qualified subcontractor(s). The maintaining of the route wilt be ensured by the navigational system on board the installation vessel. The route wilt be accurately plotted in order to have a detailed record of the installation vessel position, during all installation activities. The minimum bending radius (MBR) and maximum specified cable tension values shall not be violated.

The cable installations shall be inspected for conformity to the requirements.

3.6.4 ANCHOR AND MOORING SYSTEM INSTALLATION

The anchor and mooring system installation shall commence with loading of the system components at the material staging area onto necessary vessel(s). The selected subcontractor(s) shall install the anchor and mooring system according to the plans. Necessary inspections shall be made, and the subcontractor shall certify work is performed to the requirements.

3.6.5 BUOY SYSTEM INSTALLATION

After the anchor and mooring system have been installed, the PB40ES PowerBuoy shall be deployed. The deployment will commence with transport of the buoy from the [**] area to the site location. The buoy shall be connected into the mooring system according to requirements. Inspections shall be made of the installed equipment.

3.6.6 ONSHORE STATION POWER EQUIPMENT INSTALLATION [**]

The [**] shall be responsible for the installation of the Onshore Electrical equipment with the exception of the Onshore Station [**] equipment.

3.6.7 [**]

[**] personnel and a qualified subcontractor shall install the [**] equipment, and make the necessary interface connections.

3.7 COMMISSIONING

A commissioning procedure developed by OPT shall be carried out by OPT and its designated subcontractor(s). The commissioning process shall be carried out in steps. The PB40ES unit then shall be brought on-line using a phased start up approach ensuring safety to equipment and personnel. See Annex XII.

                                    ANNEX II
                           SCHEDULE OF WORKS/CALENDAR

          Confidential Materials omitted and filed separately with the
                       Securities and Exchange Commission.

                                      [**]

                                    Annex III
                      TECHNICAL SPECIFICATIONS OF EQUIPMENT

The preliminary versions of the following documents are attached, subject to changes, to this EPC:

     -    PB40ES system assembly drawing (03-May-06)

     -    Single line diagram revM 15-05-06 (400-150-001)

     -    USP Requirement specification (SPC-70-0007)_ 17-03-06

     -    Buoy farm protection fault protection scheme (SPC-70-0008) 14-03-06

The latest updates of the preliminary versions of the following documents, not attached and subject to changes, will be sent by the CONTRACTOR to the CLIENT within 30 days for signature of this Agreement:

     -    Protection interconnection diagram (400-150-002)_ revD_16_03_06

     -    [**] interconnection diagram (400-150-003) rev B 17_03_06

     -    Submarine cable specification

          Confidential Materials omitted and filed separately with the

                       Securities and Exchange Commission.

                                      [**]

                    A total of two pages have been omitted.

OCEAN POWER TECHNOLOGIES, INC.
Document No: SPC-70-0007
Title: Underwater Substation Pod (USP) Requirement Specification
Date: 17MAR06   Revision Date: ________________
Author: [**]

                                     O.P.T.
                         OCEAN POWER TECHNOLOGIES, INC.

                 DOCUMENT NAME: UNDERWATER SUBSTATION POD (USP)
                            REQUIREMENT SPECIFICATION

                            DOCUMENT NO: SPC-70-0007

PROGRAM         Santona Wave Energy Project (SWEP)
DOCUMENT:       Underwater Substation Pod (USP) Requirement   REVISION # 0
                Specification
RELEASE DATE:   17MAR06                                       LATEST MODIFIED
                                                              DATE
AUTHOR(S):      [**]         TITLE:   [**]                    SIGNATURE:
APPROVAL:       [**]         TITLE:   [**]                    SIGNATURE:
                             REVISION SUMMARY
NAME/TITLE:                  DATE            NOTES:
NAME/TITLE:                  DATE            NOTES:
NAME/TITLE:                  DATE            NOTES:
NAME/TITLE:                  DATE            NOTES:
NAME/TITLE:                  DATE            NOTES:

                             Proprietary Information
  This document and information contained herein is the sole property of Ocean
   Power Technologies, Inc. (OPT), and may not be represented or used for any purpose other than which it was intended without permission from OPT.
                         Ocean Power Technologies, Inc.
                                 1590 Reed Road
                          Pennington, New Jersey 08534

OCEAN POWER TECHNOLOGIES, INC.
Document No: SPC-70-0007
Title: Underwater Substation Pod (USP) Requirement Specification
Date: 17MAR06   Revision Date: ________________
Author: [**]

                                    CONTENTS

1.  INTRODUCTION ..........................................................    4

2.  SCOPE .................................................................    8

3.  OVERALL SYSTEM DESIGN .................................................    8

    3.1 STANDARDS .........................................................    8
    3.2 STATUTORY AND REGULATORY REQUIREMENTS .............................    8
    3.3 ENVIRONMENT .......................................................    9
        3.3.1 External ....................................................    9
        3.3.2 Internal ....................................................    9
    3.4 OVERALL MASS ......................................................    9
    3.5 LIFE ..............................................................   10
    3.6 RELIABILITY .......................................................   10
    3.7 MAINTAINABILITY ...................................................   10
    3.8 BLACK START .......................................................   10
    3.9 CONTROLLED SHUTDOWN ...............................................   10

4.  MECHANICAL DESIGN .....................................................   11

    4.1 PRESSURE VESSEL ...................................................   11
    4.2 ADDITIONAL REQUIREMENTS ...........................................   11
        4.2.1 [**] ........................................................   11
        4.2.2 Protective Cage Frame .......................................   11
        4.2.3 Deployment and Raising ......................................   11
        4.2.4 [**] ........................................................   11
        4.2.5 Seabed Anchoring ............................................   12
        4.2.6 Corrosion Protection ........................................   12

5.  ELECTRICAL DESIGN AND INTERNAL FUNCTIONS ..............................   12

    5.1 GENERAL ...........................................................   12
        5.1.1 Equipment Protection Rating .................................   12
        5.1.2 Internal Power Dissipation and Losses .......................   12
        5.1.3 Cable management ............................................   13
        5.1.4 Earthing (Grounding) ........................................   14
        5.1.5 Equipment, module and component identification ..............   14
    5.2 [**] ..............................................................   15
    5.3 [**] ..............................................................   16
    5.4 CONTROL AND AUTOMATION ............................................   17
        5.4.1 General [**] ................................................   17
        5.4.2 USP [**] ....................................................   17

                             Proprietary Information
  This document and information contained herein is the sole property of Ocean
   Power Technologies, Inc. (OPT), and may not be represented or used for any purpose other than which it was intended without permission from OPT.
                         Ocean Power Technologies, Inc.
                                 1590 Reed Road
                          Pennington, New Jersey 08534

OCEAN POWER TECHNOLOGIES, INC.
Document No: SPC-70-0007
Title: Underwater Substation Pod (USP) Requirement Specification
Date: 17MAR06   Revision Date: ________________
Author: [**]

    5.5 ANCILLARY EQUIPMENT ...............................................   17
        5.5.1 Auxiliary Supplies and Distribution .........................   17
        5.5.2 [**] ........................................................   17
    5.6 ELECTRICAL INTERFACES .............................................   18
        5.6.1 Buoy Outputs ................................................   18
        5.6.2 USP Output ..................................................   18

6.  ENVIRONMENTAL MANAGEMENT ..............................................   19

    6.1 COOLING ...........................................................   19
    6.2 [**] ..............................................................   19
    6.3 MONITORING ........................................................   19

7.  TESTING ...............................................................   19

8.  [**] ..................................................................   20

    8.1 MONTHLY STATUS EMAIL ..............................................   20
    8.2 PRELIMINARY DESIGN REPORT .........................................   20
    8.3 FINAL DESIGN REPORT ...............................................   21
    8.4 ACCEPTANCE TEST PLAN ..............................................   21
    8.5 ACCEPTANCE TEST PROCEDURE .........................................   21
    8.6 TEST REPORT .......................................................   21
    8.7 INSTRUCTION MANUAL ................................................   21
    8.8 [**] ..............................................................   21

9.  [**] ..................................................................   21

    9.1 [**] ..............................................................   21
    9.2 RISK MITIGATION ...................................................   22
    9.3 PROGRAMME .........................................................   22
    9.4 [**] ..............................................................   22
    9.5 SPARES ............................................................   22

10. SPECIAL TOOLS .........................................................   22

11. [**] ..................................................................   22

12. MODIFICATION RECORD ...................................................   23

                             Proprietary Information
  This document and information contained herein is the sole property of Ocean
   Power Technologies, Inc. (OPT), and may not be represented or used for any purpose other than which it was intended without permission from OPT.
                         Ocean Power Technologies, Inc.
                                 1590 Reed Road
                          Pennington, New Jersey 08534

OCEAN POWER TECHNOLOGIES, INC.
Document No: SPC-70-0007
Title: Underwater Substation Pod (USP) Requirement Specification
Date: 17MAR06   Revision Date: ________________
Author: [**]

1.   INTRODUCTION

     This document details the requirements for an [**]

A total of 3.5 pages have been redacted. [**]

2.   SCOPE

[**]

3.   OVERALL SYSTEM DESIGN

3.1  STANDARDS

     Individual items of equipment and the overall system (as applicable) shall comply with all relevant International Standards.

     [**]

3.2  STATUTORY AND REGULATORY REQUIREMENTS

     Statutory and Regulatory requirements imposed by governmental agencies are legal requirements and cannot be waived by contractual conditions or relaxation.

     In the European Community (EC) these requirements may arise from European Directives, enforced in each member state by national legislation.

     These requirements shall be adhered to for all equipment supplied and/or services provided, even though equipment for offshore application may appear to be excluded from some provisions of the requirements.

     [**]


                             Proprietary Information
  This document and information contained herein is the sole property of Ocean
   Power Technologies, Inc. (OPT), and may not be represented or used for any purpose other than which it was intended without permission from OPT.
                         Ocean Power Technologies, Inc.
                                 1590 Reed Road
                          Pennington, New Jersey 08534

OCEAN POWER TECHNOLOGIES, INC.
Document No: SPC-70-0007
Title: Underwater Substation Pod (USP) Requirement Specification
Date: 17MAR06   Revision Date: ________________
Author: [**]

     EC DIRECTIVES

          [**]

3.3  ENVIRONMENT

3.3.1 EXTERNAL

      Site location:                                           [**]
      In service depth:                                        [**]
      Seabed geology:                                          [**]
      Maximum water temperature at [**]m:                      [**]
      Maximum sea current at [**]m:                            [**]
      Maximum tidal variation                                  [**]

3.3.2 INTERNAL

      Nominal pressure:                                        [**]
      Atmosphere:                                              [**]
      Humidity:                                                [**]
      Equipment operating temperature range:                   [**]
      Equipment non-operating and storage temperature range:   [**]
      Note:


                             Proprietary Information
  This document and information contained herein is the sole property of Ocean
   Power Technologies, Inc. (OPT), and may not be represented or used for any purpose other than which it was intended without permission from OPT.
                         Ocean Power Technologies, Inc.
                                 1590 Reed Road
                          Pennington, New Jersey 08534

OCEAN POWER TECHNOLOGIES, INC.
Document No: SPC-70-0007
Title: Underwater Substation Pod (USP) Requirement Specification
Date: 17MAR06   Revision Date: ________________
Author: [**]

[**]

3.4  OVERALL MASS

[**]

3.5  LIFE

     The equipment shall be designed with a [**] year, operational life.

3.6  RELIABILITY

The design philosophy shall be carefully considered to maximise reliability and availability. [**]

3.7  MAINTAINABILITY

     The expected maintenance service interval is once every [**] years.
     [**]
[**]

3.8  BLACK START

[**]

3.9  CONTROLLED SHUTDOWN

[**]

4.   MECHANICAL DESIGN

The design shall be [**]

4.1  PRESSURE VESSEL

     Dimension(s):      [**]

                        [**]

     Pressure rating:   [**]

4.2  ADDITIONAL REQUIREMENTS

4.2.1 [**]




                             Proprietary Information
  This document and information contained herein is the sole property of Ocean
   Power Technologies, Inc. (OPT), and may not be represented or used for any purpose other than which it was intended without permission from OPT.
                         Ocean Power Technologies, Inc.
                                 1590 Reed Road
                          Pennington, New Jersey 08534

OCEAN POWER TECHNOLOGIES, INC.
Document No: SPC-70-0007
Title: Underwater Substation Pod (USP) Requirement Specification
Date: 17MAR06   Revision Date: ________________
Author: [**]

[**]

4.2.2 PROTECTIVE CAGE FRAME

[**]

4.2.3 DEPLOYMENT AND RAISING

[**]

4.2.4 [**]

[**]

4.2.5 SEABED ANCHORING

[**]

4.2.6 CORROSION PROTECTION

[**]

5.   ELECTRICAL DESIGN AND INTERNAL FUNCTIONS

     The following internal functions shall be provided in the USP:

[**]

5.1  GENERAL

5.1.1 EQUIPMENT PROTECTION RATING

Items of electrical equipment within the USP shall have a minimum protection rating of [**]

5.1.2 INTERNAL POWER DISSIPATION AND LOSSES

     The internal power dissipation for all active components shall be [**].

     Overall system losses [**]

5.1.3 Cable management

5.1.3.1 Vessel Penetrations

     [**]

5.1.3.2 [**]

                             Proprietary Information
  This document and information contained herein is the sole property of Ocean
   Power Technologies, Inc. (OPT), and may not be represented or used for any purpose other than which it was intended without permission from OPT.
                         Ocean Power Technologies, Inc.
                                 1590 Reed Road
                          Pennington, New Jersey 08534

OCEAN POWER TECHNOLOGIES, INC.
Document No: SPC-70-0007
Title: Underwater Substation Pod (USP) Requirement Specification
Date: 17MAR06   Revision Date: ________________
Author: [**]

[**]

5.1.3.3 [**]

[**]

5.1.3.4 INTERNAL

[**]

5.1.4 EARTHING (GROUNDING)

[**]

5.1.5 EQUIPMENT, MODULE AND COMPONENT IDENTIFICATION

     All items of equipment, modules and components shall be clearly and permanently labelled with their reference per equipment layouts and wiring diagrams. Labels shall be securely fastened to the mounting panel or frame etc. so that they are not removed when a module or component is removed.

5.2  [**]

                       [**]


                             Proprietary Information
  This document and information contained herein is the sole property of Ocean
   Power Technologies, Inc. (OPT), and may not be represented or used for any purpose other than which it was intended without permission from OPT.
                         Ocean Power Technologies, Inc.
                                 1590 Reed Road
                          Pennington, New Jersey 08534

OCEAN POWER TECHNOLOGIES, INC.
Document No: SPC-70-0007
Title: Underwater Substation Pod (USP) Requirement Specification
Date: 17MAR06   Revision Date: ________________
Author: [**]

5.3  [**]

     [**]


5.4  CONTROL AND AUTOMATION

5.4.1 GENERAL [**].

[**]

5.4.2 USP [**]

The Underwater Substation Pod is equipped with [**]

5.5  ANCILLARY EQUIPMENT

     5.5.1 AUXILIARY SUPPLIES AND DISTRIBUTION

      [**]

5.5.2 [**]

[**]

5.6  ELECTRICAL INTERFACES

5.6.1 BUOY OUTPUTS

     [**]

                             Proprietary Information
  This document and information contained herein is the sole property of Ocean
   Power Technologies, Inc. (OPT), and may not be represented or used for any purpose other than which it was intended without permission from OPT.
                         Ocean Power Technologies, Inc.
                                 1590 Reed Road
                          Pennington, New Jersey 08534

OCEAN POWER TECHNOLOGIES, INC.
Document No: SPC-70-0007
Title: Underwater Substation Pod (USP) Requirement Specification
Date: 17MAR06   Revision Date: ________________
Author: [**]


5.6.2 USP OUTPUT

     [**]

6.   ENVIRONMENT MANAGEMENT

     6.1  COOLING

     [**]

6.2  [**]

[**]

6.3  MONITORING

The following environment monitoring sensors shall be provided. [**]

7.   TESTING

                             Proprietary Information
  This document and information contained herein is the sole property of Ocean
   Power Technologies, Inc. (OPT), and may not be represented or used for any purpose other than which it was intended without permission from OPT.
                         Ocean Power Technologies, Inc.
                                 1590 Reed Road
                          Pennington, New Jersey 08534

OCEAN POWER TECHNOLOGIES, INC.
Document No: SPC-70-0007
Title: Underwater Substation Pod (USP) Requirement Specification
Date: 17MAR06   Revision Date: ________________
Author: [**]

[**]

8.   [**]

     [**]


     8.1  MONTHLY STATUS EMAIL

     [**]

     8.2  PRELIMINARY DESIGN REPORT

     The preliminary design report shall include the following components:

[**]

8.3  FINAL DESIGN REPORT

     The final design report shall include the following components:

[**]

8.4  ACCEPTANCE TEST PLAN

     This plan is due no later than [**] prior to the Preliminary Design review and shall include plans for proving compliance to all applicable requirements.

                             Proprietary Information
  This document and information contained herein is the sole property of Ocean
   Power Technologies, Inc. (OPT), and may not be represented or used for any purpose other than which it was intended without permission from OPT.
                         Ocean Power Technologies, Inc.
                                 1590 Reed Road
                          Pennington, New Jersey 08534

OCEAN POWER TECHNOLOGIES, INC.
Document No: SPC-70-0007
Title: Underwater Substation Pod (USP) Requirement Specification
Date: 17MAR06   Revision Date: ________________
Author: [**]

     8.5  ACCEPTANCE TEST PROCEDURE

     For those items that were identified in the Test Plan for Testing or Demonstration, a procedure shall be present in the Acceptance Tests Procedure document.

8.6  TEST REPORT

[**]

8.7  INSTRUCTIONAL MANUAL

     [**]

8.8  [**]
     [**]

9.   [**]

9.1  [**]

[**]

9.2  RISK MITIGATION


[**]

9.3  PROGRAMME

[**]

9.4  [**]

[**]

9.5  SPARES

                             Proprietary Information
  This document and information contained herein is the sole property of Ocean
   Power Technologies, Inc. (OPT), and may not be represented or used for any purpose other than which it was intended without permission from OPT.
                         Ocean Power Technologies, Inc.
                                 1590 Reed Road
                          Pennington, New Jersey 08534

OCEAN POWER TECHNOLOGIES, INC.
Document No: SPC-70-0007
Title: Underwater Substation Pod (USP) Requirement Specification
Date: 17MAR06   Revision Date: ________________
Author: [**]

     [**]

10.  SPECIAL TOOLS

     [**]

11.  [**]

     [**]

12.  MODIFICATION RECORD

REVISION     DATE    AUTHOR      DETAILS
--------     ----    ------      -------
    0      17MAR06    [**]    Initial Issue

                             Proprietary Information
  This document and information contained herein is the sole property of Ocean
   Power Technologies, Inc. (OPT), and may not be represented or used for any purpose other than which it was intended without permission from OPT.
                         Ocean Power Technologies, Inc.
                                 1590 Reed Road
                          Pennington, New Jersey 08534

                                    ANNEX IV
                             MONTHLY REPORT CONTENTS

                                    ANNEX IV
                             MONTHLY REPORT CONTENTS

1.   INTRODUCTION

2.   MANAGEMENT, MONITORING AND CONTROL

     2.1  Equipment manufacture

     2.2  Storing of materials

     2.3  Mounting of Equipment

     2.4  Miscellaneous

3.   ESTIMATED ACTIVITIES FOR NEXT MONTH

4.   PROGRAMME

     4.1  Advanced

     4.2  Deviations

     4.3  Updates

5.   BUDGET

     5.1  Executed

     5.2  Pending

6.   HEALTH AND SAFETY

7.   QUALITY CONTROL

8.   PHOTOGRAPHIC REPORT

                                     ANNEX V
                             SCHEDULE OF MILESTONES

                                     ANNEX V
                             SCHEDULE OF MILESTONES

                                    % OF
                                  CONTRACT   AMOUNT      EVIDENCE
NO.   MILESTONE   FORECAST DATE     PRICE      (KC)   OF COMPLETION
---   ---------   -------------   --------   ------   -------------
1        [**]         [**]          [**]      [**]     [**]
2        [**]         [**]          [**]      [**]     [**]
3        [**]         [**]          [**]      [**]     [**]
4        [**]         [**]          [**]      [**]     [**]
5        [**]         [**]          [**]      [**]     [**]
6        [**]         [**]          [**]      [**]     [**]
7        [**]         [**]          [**]      [**]     [**]
8        [**]         [**]          [**]      [**]     [**]
9        [**]         [**]          [**]      [**]     [**]
10       [**]         [**]          [**]      [**]     [**]
11       [**]         [**]          [**]      [**]     [**]
12       [**]         [**]          [**]      [**]     [**]
13       [**]         [**]          [**]      [**]     [**]
14       [**]         [**]          [**]      [**]     [**]
15       [**]         [**]          [**]      [**]     [**]
16       [**]         [**]          [**]      [**]     [**]
17       [**]         [**]          [**]      [**]     [**]
   SUBTOTAL                         100%      [**]

                                    ANNEX VI
                   MODEL OF PROVISIONAL ACCEPTANCE CERTIFICATE

                                    ANNEX VI
                   MODEL OF PROVISIONAL ACCEPTANCE CERTIFICATE

(TITLE OF CONTRACT)

PLANT PROVISIONAL ACCEPTANCE CERTIFICATE

     NOTIFICATION No. _________

     DATE _____________________

     As of _____________ (date), (THE SUPPLIER) delivers and ___________, S.A. provisionally receives all the Equipment _____ of the ___________ Plant, in accordance with the terms of the Contract made between ___________, S.A. and ___________, S.A. on ___________________________________.

(THE SUPPLIER)

ANNEX: (List of Jobs Pending). The Parties agree that the jobs pending and included in this list must be remedied during the Testing Period.

                                    ANNEX VII
                   MODEL OF DEFINITIVE ACCEPTANCE CERTIFICATE

                                    ANNEX VII
                   MODEL OF DEFINITIVE ACCEPTANCE CERTIFICATE

(TITLE OF CONTRACT)

PLANT DEFINITIVE ACCEPTANCE CERTIFICATE

     NOTIFICATION No. ___________

     DATE _______________________

     As of __________ (date), (THE SUPPLIER) delivers and ____________, S.A. definitively receives all the Equipment of the ____________ Plant, in accordance with the terms of the Contract made between ____________, S.A. and ____________, S.A. on ____________.

(THE SUPPLIER) ____________________, S.A.

                                   ANNEX VIII
                       PERFORMANCE BOND / LETTER OF CREDIT

   THE DRAFT FOR THE LETTER OF CREDIT WILL BE SENT BY THE CONTRACTOR WITHIN 30
        DAYS FROM SIGNATURE OF THIS AGREEMENT FOR APPROVAL BY THE CLIENT.

                                    ANNEX IX
                             TECHNICAL DOCUMENTATION

                                    ANNEX IX
                             TECHNICAL DOCUMENTATION

1.  GENERAL

Periodic report of project advance

2.  BASIC ENGINEERING

General system overview

PB40ES operation philosophy (including operating modes description)

General arrangement drawings

Electrical single-line diagram

Control and protection system configuration schemes

Electrical protection equipment definition

[**]

Engineering, manufacture, assembly and commissioning planning

Quality Assurance Plan

Inspection programs for main equipment

Plot of [**] versus [**]

Guaranteed values table

Procedure indicating how and where to measure the guaranteed values

3.  DETAILED ENGINEERING

General assembly drawing of the PB40ES [**]

Single line diagram [**]

SCADA system architectural diagram

Underwater substation pod (USP) requirement specification

Submarine cable specification

Buoy farm protection fault protection scheme

Protection interconnection diagram

SCADA interconnection diagram

General system overview

General assembly of the underwater substation pod (USP)

Legalization documentation of the equipment [**]

General assembly drawings of the [**] underwater cable fixings

Connection to dry land cable terminals drawings

Main equipment awarding of the order documentation

Electrical schemes of the USP equipment [**]

Electrical interconnection schemes of the whole system

Mooring system calculations

Short circuit calculations

Voltage losses calculations

Selectivity studies

USP earthing drawings

Transformer curves; no load losses, intensities, etc.

4.  MANUFACTURE

Periodic manufacture advance reports

Certificate of transformer tests

5.  ASSEMBLY

Periodic assembly advance reports

6.  COMMISSIONING

General description

Procedures and protocols

Operation and Maintenance (O&M) Manuals (including [**], and Electrical protection equipment adjustment protocol)

Quality final dossier

                                     ANNEX X
                             COMMISSIONING PROTOCOL

                                     ANNEX X
                             COMMISSIONING PROTOCOL

COMMISSIONING PLAN

1.0 SCOPE

This document sets forth the outline for the Commissioning Plan of the SWEP2A program. It is intended to provide a basis for a detailed test plan that will be generated during the program, as required by the EPC Agreement.

This document forms a part of the "Engineering, Procurement, and Construction of a Wave Energy Power Plan at Punta Del Pescador" Agreement (EPC Agreement). This document is not intended to be stand alone. Terms included in this document shall take the defined meaning from the EPC Agreement.

2.0 REFERENCED DOCUMENTS

The following documents form a part of this document to the extent they are referenced. In the event of a conflict between this document and those referenced, the referenced document shall prevail.

     2.1 CONTRACTOR DOCUMENTS

     [**]

     2.2 CLIENT DOCUMENTS

None

3.0 COMMISSIONING TEST PLAN OUTLINE

     3.1 GENERAL OVERVIEW

The Commissioning phase of the SWEP 2A program will consist of a [**]. The result of a successful review of test results is the Certificate of Completion of Commissioning and an issuance of the Preliminary Acceptance Certificate
(PAC).

Commissioning shall be accomplished in order to determine compliance against the SWEP Phase 2A Wave Power Station Requirement Specification. In accordance with this specification, requirements require testing, demonstration, inspection, or analysis for determination of compliance. When the compliance phase begins, the Contractor will conduct testing and demonstrations for requirements that require these determination methods. Evidence of compliance for requirements requiring inspection or analysis will be reviewed in the Test Results stage, as discussed below.

     3.2 TEST PLANNING

The Contractor shall plan for the verification of requirements requiring testing or demonstration in the Commissioning Test Plan. The Commissioning Test Plan shall document, in sufficient detail, the conduct of the testing and shall include Test Procedures for those tests that require them. Procedures generated shall include:

     1)   Specific Descriptions of

          a)   Test Setup

          b)   Instrumentation

          c)   Test Data to be extracted

          d)   Pass/Fail Requirements

          e)   Personnel Requirments

          f)   Anticipated duration of the test

          g)   Requirements flow

     2)   Clear directions for execution of the test

     3)   Ability to repeat test and duplicate test results

     4)   Test Data Sheets for test results recording and witness signatures

     3.3 TEST EXECUTION

Once the Commissioning Test Plan is completed and the [**], the Contractor may begin the [**]. The testing shall follow the test plan and may be witnessed by the Client, in accordance with the terms of the EPC agreement.

All test results shall be recorded and signed by the witnessing parties.

     3.4 TEST RESULTS

Once the testing is completed, a Test Report shall be generated. The test report shall include the following information:

     1)   Summary of Testing

     2)   Analysis of Results

     3)   Any Corrective Actions required

     4)   Requests for Deviations of requirements, if required

     5)   Copies of all test data sheets

     6)   Analysis, or reference to analysis documents

     7)   Inspection reports, or reference to inspection documents

     8)   Summary compliance matrix

     3.5 REVIEW OF RESULTS

Once the Test Report is generated and supplied to the Client, a review of the results will take place. This review will result ina signed copy of the Certificate of Completion of Commissioning and a Preliminary Acceptance Certificate, or an action plan to meet these milestones.

     3.6 TESTS TO BE INCLUDED

[**]

                                    ANNEX XI
                             LIST OF SUBCONTRACTORS

                                    ANNEX XI
                        LIST OF POTENTIAL SUBCONTRACTORS

SUBCONTRACTOR   LOCATION                        COMPONENTS
-------------   --------   ----------------------------------------------------
[**]              [**]     Steel Fabrication
[**]              [**]     Steel Fabrication
[**]              [**]     Steel Fabrication
[**]              [**]     [**]
[**]              [**]     [**]
[**]              [**]     [**]
[**]              [**]     [**]
[**]              [**]     [**]
[**]              [**]     [**]
[**]              [**]     Generators
[**]              [**]     Generators
[**]              [**]     Generators
[**]              [**]     Mooring System
[**]              [**]     [**]
[**]              [**]     Mooring components
[**]              [**]     Mooring components
[**]              [**]     [**]
[**]              [**]     [**]
[**]              [**]     Submarine Cable
[**]              [**]     Submarine Cable
[**]              [**]     Submarine Cable
[**]              [**]     Submarine Cable
[**]              [**]     Submarine Cable
[**]              [**]     Submarine Cable
[**]              [**]     Connectors
[**]              [**]     Cable & Fibre Optic Connectors
[**]              [**]     Connectors
[**]              [**]     Transformer/Switchgear
[**]              [**]     Transformer/Switchgear
[**]              [**]     Subsea Transformer/Switchgear
[**]              [**]     Subsea Equipment
[**]              [**]     Subsea Equipment
[**]              [**]     Subsea Equipment
[**]              [**]     Transformer/Switchgear
[**]              [**]     Transformer/Switchgear
[**]              [**]     Transformer/Switchgear
[**]              [**]     Transformer/Switchgear
[**]              [**]     Power electronics
[**]              [**]     Power system
[**]              [**]     [**]
[**]              [**]     [**]
[**]              [**]     Cable system design, cable, connectors, installation
[**]              [**]     [**]
[**]              [**]     [**]
[**]              [**]     Design Naval Vessels

[**]              [**]     [**]
[**]              [**]     Port Facilities
[**]              [**]     Assembly (Shipyard)
[**]              [**]     Geotechnical survey
[**]              [**]     Geotechnical survey
[**]              [**]     Geotechnical survey
[**]              [**]     Geotechnical survey
[**]              [**]     [**]

                                    ANNEX XII

          LIST OF AUTHORIZATIONS AND PERMITS WHICH MUST BE OBTAINED BY
                             THE CLIENT AND TIMELINE


SPANISH                                   ENGLISH                            ORGANO QUE TRAMITA            FOR WHAT?
....orizacion Administrativa               Administrative Authorization       M degrees Industria,          To start the process of
                                                                             Turismo y Comercio            permits


....gimen Especial Provisional             Provisional Special Regime         M degrees Industria,          To have the tariff for
                                          (tariff)                           Turismo y Comercio            the energy sale


....udio de Impacto Ambiental              Environmental Impact Study         M degrees Medio Ambiente      To know the impacts of
(si necesario)                            (if required)                                                    the project in the
                                                                                                           environment



....ncesion ocupacion dominio              Off-shore occupation               M degrees Medio Ambiente      To locate the plant
publico maritimo-...estre                                                                                  in the sea


....orizacion ocupacion dominio            Off-shore provisional              M degrees Medio Ambiente      To locate the plant in
publico maritimo-...estre (si posible)    occupation (if possible)                                         the sea provisionally


....robacion de Proyecto                   Project Approval                   M degrees Industria,          To know that the project
                                                                             Turismo y Comercio            is correct


....nto de Conexion                        Connection Plant                   Enel Viesgo                   To have an evacuation
                                                                                                           point of the energy



....encia de obras                         Works license                      Ayto. Santona                 To begin the
                                                                                                           installation of the plant



....encia de actividad                     Activity license                   Ayto. Santona                 To shell energy

....orizacion de explotacion               Start-up authorisation (com-       M degrees Industria,          To commission the plant
(acta de puesta en marcha)                missioning certificate)            Turismo y Comercio            after construction


....conocimiento final de obras            Final works inspection             M degrees Medio Ambiente      To confirm that the
                                                                                                           works have fulfilled the
                                                                                                           conditions imposed in
                                                                                                           the offshore occupation
                                                                                                           concession

....encia de funcionamiento                Functioning license                Ayto. Santona                 To commission the plant
                                                                                                           after construction (from
                                                                                                           local authority)


....gimen Especial Definitivo              Definitive Special Regime          M degrees Industria,          To finalize the
                                                                             Turismo y Comercio            procedure of the special
                                                                                                           regime

                                   ANNEX XIII

                              LOCATION OF THE PLANT

          Confidential materials omitted and filed separately with the

                       Securities and Exchange Commission.

                                      [**]



                    A total of two pages have been redacted.

                                    ANNEX XIV

                         PREDICTED TECHNICAL PERFORMANCE

The following table (Table 1) is used to calculate the predicted performance based on measured wave data:

TABLE 1: THEORETICAL POWER TABLE FOR THE PB40ES POWERBUOY

                                      [**]

In order to use this table [**]. Wave data measured includes: [**]. The table assumes [**]

For each measurement interval [**]

For example, a measurement of: [**].

As a second example, [**].

[**].

PROBABILITY DISTRIBUTION OF WAVEHEIGHTS. SANTONA

                                      [**]

FIGURE 1 [**]

[**]

The following table outlines the average seasonal output of the PB40ES
PowerBuoy:

TABLE 2 SEASONAL AVERAGE OUTPUT OF PB40ES POWERBUOY IN THE WAVE CLIMATE PROVIDED BY [**] (DATA SHOWN IN TABLE 3.)

         AVAILABLE ENERGY(1)   EXPECTED AVAILABILITY     PREDICTED ENERGY
SEASON          (MWH)                 FACTOR           PRODUCTION(1) (MWH)
------   -------------------   ---------------------   -------------------
WINTER          [**]                   [**]                    [**]
SPRING          [**]                   [**]                    [**]
SUMMER          [**]                   [**]                    [**]
AUTUMN          [**]                   [**]                    [**]

ANNUAL          [**]                   [**]                    [**]

----------
(1)  Based on the wave data in table 3

TABLE 3 [**] [**], PROVIDED TO OPT ON [**]

       [**]    0.5     1     1.5     2     2.5     3     3.5     4     4.5     5     5.5     6     6.5
       ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
[**]
       3      [**]   [**]   [**]   [**]   [**]   [**]   [**]   [**]   [**]   [**]   [**]   [**]   [**]
       4      [**]   [**]   [**]   [**]   [**]   [**]   [**]   [**]   [**]   [**]   [**]   [**]   [**]
       5      [**]   [**]   [**]   [**]   [**]   [**]   [**]   [**]   [**]   [**]   [**]   [**]   [**]
       6      [**]   [**]   [**]   [**]   [**]   [**]   [**]   [**]   [**]   [**]   [**]   [**]   [**]
       7      [**]   [**]   [**]   [**]   [**]   [**]   [**]   [**]   [**]   [**]   [**]   [**]   [**]
       8      [**]   [**]   [**]   [**]   [**]   [**]   [**]   [**]   [**]   [**]   [**]   [**]   [**]
       9      [**]   [**]   [**]   [**]   [**]   [**]   [**]   [**]   [**]   [**]   [**]   [**]   [**]
       10     [**]   [**]   [**]   [**]   [**]   [**]   [**]   [**]   [**]   [**]   [**]   [**]   [**]
       11     [**]   [**]   [**]   [**]   [**]   [**]   [**]   [**]   [**]   [**]   [**]   [**]   [**]
       12     [**]   [**]   [**]   [**]   [**]   [**]   [**]   [**]   [**]   [**]   [**]   [**]   [**]
       13     [**]   [**]   [**]   [**]   [**]   [**]   [**]   [**]   [**]   [**]   [**]   [**]   [**]
       14     [**]   [**]   [**]   [**]   [**]   [**]   [**]   [**]   [**]   [**]   [**]   [**]   [**]
       15     [**]   [**]   [**]   [**]   [**]   [**]   [**]   [**]   [**]   [**]   [**]   [**]   [**]
       16     [**]   [**]   [**]   [**]   [**]   [**]   [**]   [**]   [**]   [**]   [**]   [**]   [**]

The average wave power at the site, calculated from the above [**].

This leads to a wave-to-wire efficiency of [**] (This is also called "[**]").

Please note that this [**].

                                     O.P.T.
                         OCEAN POWER TECHNOLOGIES, INC.

                           SANTONA WAVE ENERGY PROJECT

                  BUOY FARM PROTECTION FAULT PROTECTION SCHEME

                                DOCUMENT NO: [**]

PROGRAM:        SWEP

DOCUMENT:       Buoy Farm Protection Relay Scheme Description   REVISION #        0

RELEASE DATE:   March 14, 2006                                  LATEST MODIFIED   March 14, 2006
                                                                DATE


AUTHOR(S):      ______________   TITLE:   ___________________   SIGNATURE:        ________________________


                                                                SIGNATURE:        ________________________


APPROVAL:       [**]             TITLE:   Director Electrical   SIGNATURE:        ________________________
                                          Engineering

                                REVISION SUMMARY

NAME/TITLE:   ________________   DATE:   ______________   NOTES:   _____________________
NAME/TITLE:   ________________   DATE:   ______________   NOTES:   _____________________
NAME/TITLE:   ________________   DATE:   ______________   NOTES:   _____________________
NAME/TITLE:   ________________   DATE:   ______________   NOTES:   _____________________
NAME/TITLE:   ________________   DATE:   ______________   NOTES:   _____________________

[**]

INTRODUCTION

[**]

Protective relaying for this project follows the general relaying concepts to provide the following:

     1.   Reliability - to meet system needs that dependably handle trouble

     2. Selectivity - provide maximum continuity of service, isolate trouble spots and allow balance of system to operate

     3.   Speed - remove fault and minimize damage

     4.   Simplicity - minimum amount of equipment to provide maximum protection

     5.   Economy - minimum cost for maximum protection

REFERENCES

SWEP One Line [**]

SWEP Protection Interconnection Diagram [**]

HIGH LEVEL REQUIREMENTS

The basic premises used for the relay scheme are as follows:

     1.   [**]

     2.   [**]

     3.   [**]

PROTECTION DESCRIPTION

[**]

[**] the [**] in the event that the [**] is damaged or develops an internal fault. Relay operation will [**] the [**] and [**] from the [**] as well as [**] the relay will not operate.

[**]

[**] provides [**] for the [**]. As indicated on the drawing, [**] have [**] adding to the overall protection scheme. The [**] relay offers [**]. The relay [**] on [**] when the [**], preventing [**]. Since the relay is of a [**] it will be capable of providing [**] and [**] on the [**] of the [**]. Relay will also provide [**] for the [**].

[**]

[**] are shown in this [**] is an [**] relay, an [**] that operates when the [**] and a [**].

The [**] relay is designed to [**] in the event that the [**] that would be detrimental to the [**] and could potentially cause [**] from the [**]. Conversely the [**] would [**] from the [**] in the event that the [**] in the system [**].

The [**] relay is placed into the system to [**]. This is required in the event that the [**]. The possibility exists that there may be [**]. The [**] needs the utility as a means for [**] and the [**] as long as the utility is [**]. Should the [**] become [**] from the [**], the [**] supplied by the [**] will not have a [**] and will not [**]. The [**] relay provides a simple and effective method to [**] and [**] from the utility. The [**] is set to [**]. Since this should not occur under normal conditions, [**].

[**]

Since the electrical equipment will be located in a submersible enclosure, it is necessary to [**] relaying provides a high speed method to detect a [**]. The [**] overlaps the [**] providing addition protection. As previously stated, the [**] will [**] on [**] giving additional reliability for the system.

[**]

Each [**] located in the submersible enclosure is [**]. Each [**] is equipped with a [**] will be [**] and also [**].

[**]

The [**]. The [**] will convert the [**]. The [**] is then converted to [**] that will be [**]. The [**] has [**]. Additionally the [**] ahead of the [**] will also act to as a [**].